UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant         ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

INSPERITY, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Paul J. Sarvadi
Chairman of the Board
and Chief Executive Officer

April 11, 2024

Dear Fellow Stockholders:

On behalf of your Board of Directors and management, I am pleased to invite you to attend the Annual Meeting of Stockholders of Insperity, Inc. to be held in the Auditorium of Centre I of our corporate headquarters located at 19001 Crescent Springs Drive, Kingwood, Texas 77339, on May 21, 2024, at 1:30 p.m. Houston, Texas time.
Please carefully consider the information in the enclosed proxy statement regarding the proposals to be presented at the meeting. Our annual report on Form 10-K for the year ended December 31, 2023 is also enclosed.
It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please submit your proxy via the Internet or telephone or by completing and returning the enclosed proxy card or voting instruction card in the envelope provided. You may also attend and vote at the meeting by following the procedures that we have described in the proxy statement.
Thank you for your continued support and investment in our business. We look forward to seeing you at the meeting.
Sincerely,
Paul J. Sarvadi
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF INSPERITY, INC.
Date:    May 21, 2024

Time:    1:30 p.m. Houston, Texas time

Place:    The Auditorium in Centre I of our corporate headquarters
19001 Crescent Springs Drive, Kingwood, Texas 77339

At the meeting, stockholders will consider and act upon the following matters:

1.To elect the three nominees named in the proxy statement to the Board of Directors;
2.To cast an advisory vote to approve executive compensation (“say-on-pay” vote);
3.To approve a proposed amendment and restatement of the Company’s Certificate of Incorporation to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law; and
4.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.
Important Notice Regarding the Availability of Proxy Materials: A full set of all proxy materials for the Annual Meeting of Stockholders to be held on May 21, 2024 is enclosed with this notice. Additionally, the Company’s proxy statement, most recent annual report on Form 10-K, and other proxy materials are available at https://ir.insperity.com/investor-relations/annual-meetings.

Only stockholders of record at the close of business on April 4, 2024 are entitled to notice of, and to vote at, the meeting.

It is important that your shares be represented at the Annual Meeting of Stockholders regardless of whether you plan to attend. Therefore, please submit your proxy via the Internet or telephone or by completing and returning the enclosed proxy card or voting instruction card.
By Order of the Board of Directors

Christian P. Callens
Senior Vice President of Legal, General Counsel and Secretary
April 11, 2024
Kingwood, Texas

INSPERITY, INC.
PROXY STATEMENT
SOLICITATION
The accompanying proxy is solicited by the Board of Directors, or Board, of Insperity, Inc., a Delaware corporation, for use at the 2024 Annual Meeting of Stockholders to be held on May 21, 2024, and at any reconvened meeting after an adjournment thereof. The 2024 Annual Meeting of Stockholders will be held at 1:30 p.m. (Houston, Texas time), in the Auditorium in Centre I of our corporate headquarters at 19001 Crescent Springs Drive, Kingwood, Texas 77339. The approximate date on which this proxy statement and the accompanying proxy card will first be sent to stockholders is April 17, 2024.
QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL MEETING
Why am I receiving these materials?
We are providing these proxy materials to holders of shares of our common stock in connection with the solicitation of proxies by the Board to vote at the 2024 Annual Meeting of Stockholders, and at any adjournment(s) or postponement(s) thereof.
When and where is the 2024 Annual Meeting of Stockholders?
Our 2024 Annual Meeting of Stockholders will be held on May 21, 2024, at 1:30 p.m. (Houston, Texas time), in the Auditorium in Centre I of our corporate headquarters at 19001 Crescent Springs Drive, Kingwood, Texas 77339.
Who can vote at the 2024 Annual Meeting of Stockholders?
The Board has fixed April 4, 2024 as the record date for the 2024 Annual Meeting of Stockholders. Stockholders of record at the close of business on April 4, 2024 will be entitled to receive notice of, and vote at, the 2024 Annual Meeting of Stockholders or any reconvened meeting after an adjournment thereof. At the close of business on April 4, 2024, 37,654,161 shares of our common stock, par value $0.01 per share, were outstanding. Each share of our common stock is entitled to one vote upon each of the matters to be voted on at the 2024 Annual Meeting of Stockholders.
What matters will be voted on at the 2024 Annual Meeting of Stockholders, what are my voting choices, and how does the Board recommend that I vote?
At the 2024 Annual Meeting of Stockholders, you will be asked to vote on four proposals:

Proposal	Voting Choices	Board Recommendation
Proposal 1: Election of the three director nominees named in this proxy statement to the Board of Directors	•For •Against •Abstain	FOR the election of all three director nominees
Proposal 2: Advisory vote to approve the Company’s executive compensation (“say-on-pay”)	•For •Against •Abstain	FOR
Proposal 3: Approval of the amendment and restatement of the Company’s Certificate of Incorporation to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law
	•For •Against •Abstain	FOR
Proposal 4: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024	•For •Against •Abstain	FOR
In addition, you may vote on any other business as may properly come before the 2024 Annual Meeting of Stockholders or any adjournments or postponements thereof. The Board is not currently aware of any such other matters.

Insperity	1	2024 Proxy Statement

How many votes are needed to approve each proposal?
The following votes will be required to adopt each proposal:
•Proposal 1: A nominee for director will be elected if the votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee.
•Proposal 2: The proposal will be approved if votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal.
•Proposal 3: The proposal will be approved if votes cast “FOR” such proposal represent at least a majority of the outstanding shares of stock of the Company.
•Proposal 4: The proposal will be approved if votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal.
Broker non-votes result when a broker holding shares for a beneficial owner has not received timely voting instructions on non-routine matters from such beneficial owner and when the broker does not otherwise have discretionary power to vote on a particular matter. Proposals 1, 2, and 3 are considered “non-routine matters” and if you do not provide voting instructions to your broker with respect to these matters, it will result in a broker non-vote with respect to such proposals. Because Proposal 4 is considered a routine matter, your broker can vote your shares in the broker’s discretion with respect to that proposal. Proxies containing broker non-votes are considered “shares present” in determining whether there is a quorum present at the 2024 Annual Meeting of Stockholders but their effect on the outcome of the proposals varies.
In determining the number of votes cast, shares abstaining from voting or not voted on a matter (including broker non-votes) will not be treated as votes cast; however, as further explained below, abstentions and shares not voted on a matter (including broker non-votes) will have the same effect as a vote “AGAINST” Proposal 3. Accordingly, proxies containing broker non-votes are not treated as votes cast with respect the election of directors under Proposal 1 or the ratification of executive pay under Proposal 2 to be voted on at the 2024 Annual Meeting of Stockholders. Because Proposal 3 requires the approval of a majority of the outstanding shares of stock, any share of stock that is not voted “FOR” Proposal 3 will have the same effect as a vote “AGAINST” such proposal.
What is the difference between holding shares as a “stockholder of record” and having shares held in “street name”?
If your name is registered on our stockholder records as the owner of the shares, then you are the “stockholder of record.” If your shares are held by a bank, broker, or other custodian, then your shares are considered held in “street name.”
If I am a stockholder of record, how can I vote my shares?
If you are a stockholder of record, then you may vote in one of four ways:
•by attending the meeting and voting at the meeting;
•by mail by signing, dating, and returning your proxy in the envelope provided;
•via the Internet at the address listed on your proxy card; or
•by telephone using the toll-free number listed on your proxy card.
For stockholders of record, if you either return your signed proxy or submit your proxy using the Internet or telephone procedures available to you, your shares will be voted as you direct. If you properly execute and return the proxy without indicating a voting direction, then your shares will be voted FOR the election of the nominees listed herein as directors, and FOR Proposals 2, 3, and 4. For stockholders of record, if you do not vote your shares as described above, then your shares will not be voted and will not be counted as present at the 2024 Annual Meeting of Stockholders for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” Proposal 3.

Insperity	2	2024 Proxy Statement

If my shares are held in street name, how can I vote my shares? Does my bank, broker, or other custodian need my instructions in order to vote my shares?
If your shares are held in street name, then the availability of telephone and Internet voting will depend on the processes of your custodian. Therefore, if your shares are held in street name, we recommend that you follow the voting instructions on the form that you receive from your custodian. If you hold your shares in street name through a custodian, you are invited to attend the 2024 Annual Meeting of Stockholders, but you must obtain a signed proxy from your custodian in order to vote your shares at the meeting.
If your shares are held in street name and you do not give your custodian direction on how to vote your shares, then your custodian will be unable to vote your shares on most matters. For the 2024 Annual Meeting of Stockholders, your custodian may not vote your shares on Proposal 1 (election of directors), Proposal 2 (advisory approval of frequency of advisory vote on executive compensation), or Proposal 3 (approval of the amendment and restatement of the Company’s Certificate of Incorporation to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law). This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal; however, your shares would be considered “present” for purposes of establishing a quorum. Assuming a quorum is present, broker non-votes will not effect the outcome of Proposals 1 or 2; however, broker non-votes will have the same effect as a vote “AGAINST” Proposal 3. Please instruct your custodian so your vote can be counted. With respect to Proposal 4 (ratification of independent auditor), the custodian may exercise its discretion to vote for or against that proposal in the absence of your instruction.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid annual meeting. The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is required for a quorum. If a quorum is present at the meeting, under our Bylaws, action on a matter or to elect director nominees shall be approved if the votes cast in favor of the matter or nominee exceed the votes cast opposing the matter or such nominee, as applicable. Your shares will be counted towards the quorum only if you submit a valid proxy, if a valid proxy is submitted on your behalf by your broker, bank or other agent, or if you vote in person at our 2024 Annual Meeting of Stockholders. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the 2024 Annual Meeting of Stockholders may be adjourned to another date.
What if another matter is properly brought before the meeting?
The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the 2024 Annual Meeting of Stockholders. The Board is not currently aware of any such other matters.
Who is paying for this proxy solicitation?
We pay the expense of preparing, printing, and mailing proxy materials to our stockholders. In addition to solicitation by mail, our officers or employees (none of whom will receive additional compensation) may solicit the return of proxies by telephone, email, or personal interview. We will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.
What does it mean if I receive more than one copy of the proxy materials?
If you receive more than one copy of the proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions accompanying each of the proxy materials that you receive to ensure that all of your shares are voted.
Can I change or revoke my vote after submitting my proxy?
If you are a stockholder of record, you may change or revoke your vote by timely: (1) submitting written notice of revocation to the Secretary of the Company at the address for our corporate headquarters, provided above; (2) submitting another proxy card that is properly signed and later dated; (3) submitting a proxy again on the Internet or by telephone; or (4) voting in person at the 2024 Annual Meeting of Stockholders.
If you hold your shares in street name, you may change or revoke your vote by timely: (1) submitting new instructions in the manner provided by your custodian or (2) contacting your custodian to obtain a proxy to vote at the meeting.

Insperity	3	2024 Proxy Statement

How can I find out the results of the voting at the 2024 Annual Meeting of Stockholders?
Preliminary voting results will be announced at our 2024 Annual Meeting of Stockholders. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the 2024 Annual Meeting of Stockholders. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8‑K to publish the final results.
SECURITY OWNERSHIP
The following table sets forth the number and the percentage of shares of our common stock that were beneficially owned as of April 4, 2024 by: (1) each person known by us to beneficially own 5% or more of our common stock; (2) all current directors and persons nominated to become directors; (3) each of our executive officers identified in the Summary Compensation Table; and (4) all of our directors, director nominees and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percent of Class
Timothy T. Clifford	16,481		*
Eli Jones	6,147		*
Carol R. Kaufman	37,571		*
John L. Lumelleau	9,624		*
Ellen H. Masterson	13,039		*
Randall Mehl	16,211		*
John M. Morphy	9,115		*
Latha Ramchand	9,624		*
Richard G. Rawson	222,280	[2]	*
Paul J. Sarvadi	1,448,047	[3]	3.85%
James D. Allison	51,218		*
A. Steve Arizpe	188,359	[4]	*
Daniel D. Herink	20,599		*
Douglas S. Sharp	33,728		*
BlackRock, Inc.	5,340,113	[5]	14.18%
Mawer Investment Management Ltd.	4,451,904	[6]	11.82%
The Vanguard Group	3,728,331	[7]	9.90%
Executive Officers and Directors as a Group (15 Persons)	2,090,834		5.55%
_________________________
*    Represents less than 1%.
1Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The address for each officer and director is in care of Insperity, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339.
As of April 4, 2024, none of these individuals held options exercisable for shares of our common stock. The number of shares of our common stock beneficially owned by each person includes unvested restricted stock units as of April 4, 2024. Restricted stock units do not have voting rights.

Name of Beneficial Owner	Unvested Restricted Stock Units
Timothy T. Clifford	—
Eli Jones	—
Carol R. Kaufman	—
John Lumelleau	—
Ellen H. Masterson	—
Randall Mehl	—
John M. Morphy	—

Insperity	4	2024 Proxy Statement

Name of Beneficial Owner	Unvested Restricted Stock Units
Latha Ramchand	—
Richard G. Rawson	—
James D. Allison	11,064
A. Steve Arizpe	15,996
Daniel D. Herink	5,029
Paul J. Sarvadi	43,644
Douglas S. Sharp	15,345
2    Includes 84,643 shares owned by the RDKB Rawson LP, 84,216 shares owned by the R&D Rawson LP, 50,796 owned by the DMR Spousal Lifetime Trust and 700 shares owned by Dawn M. Rawson (spouse). Mr. Rawson shares voting and investment power over all such shares with his wife, except for 700 shares owned by his wife.
3    Includes 910,612 shares owned by Our Ship Limited Partnership, Ltd. and 33,691 shares owned by Paul J. Sarvadi and Vicki D. Sarvadi (spouse). Mr. Sarvadi shares voting and investment power over all such shares with his spouse. Also includes shares pledged to banks as collateral for loans. The Board determined the amount of shares pledged by Mr. Sarvadi was insignificant under our pledging policy. See “Corporate Governance — Prohibition on Hedging and Pledging of Our Common Stock” for a further discussion.
4    Includes 109,808 shares owned by S.C.A Legacy, Ltd.
5    Based on a Schedule 13G/A filed with the SEC on January 23, 2024. BlackRock, Inc. reported sole voting power with respect to 5,060,785 shares and sole dispositive power with respect to 5,340,113 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
6    Based on a Schedule 13G/A filed with the SEC on January 30, 2024. Mawer Investment Management Ltd. reported sole voting power with respect to 4,147,221 shares and sole dispositive power with respect to 4,451,904 shares. The address of Mawer Investment Management Ltd. is 600, 517 - 10th Avenue SW, Calgary, Alberta, Canada T2R 0A8.
7    Based on a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group reported shared voting power with respect to 65,911 shares, sole dispositive power with respect to 3,623,916 shares and shared dispositive power with respect to 104,415 shares with Vanguard Fiduciary Trust Company. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
PROPOSAL NUMBER 1:
ELECTION OF DIRECTORS
General
In accordance with our Certificate of Incorporation, the members of the Board are divided into three classes. Our Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class II, Class III and Class I directors expire at the Annual Meeting of Stockholders in 2024, 2025, and 2026, respectively. The term of office of each of Carol R. Kaufman, John L. Lumelleau, and Paul J. Sarvadi, who comprise the current Class II directors, expires at the time of the 2024 Annual Meeting of Stockholders, or as soon thereafter as their successors (if any) are elected and qualified. All nominees have consented to be named in this proxy statement and to serve as a director if elected.
Our Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board but shall not be less than three nor more than 15 persons. The number of members constituting the Board is currently fixed at ten.
Voting; Approval Requirements
All proxies will be voted in favor of the nominees named below unless a stockholder has indicated otherwise. The affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy at the 2024 Annual Meeting of Stockholders is required for election of the nominees. Abstentions and broker non-votes will be deemed votes not cast. Under our Bylaws and in accordance with Delaware law, a director’s term extends until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. Thus, an incumbent director who fails to receive the required vote for re-election at our Annual Meeting of Stockholders would continue serving as a director (sometimes referred to as a “holdover director”), generally until the next Annual Meeting of Stockholders. However, as a condition to being nominated to continue to serve as a director, each incumbent director nominee has submitted an irrevocable letter of resignation that is effective upon and only in the event that (1) he or she fails to receive the required vote; and (2) the Board accepts such resignation. In such an event, the Nominating and Corporate

Insperity	5	2024 Proxy Statement

Governance Committee is required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board is required to decide whether to accept the resignation and to disclose its decision-making process within 90 days from the certification of the election results.
If, at or prior to the 2024 Annual Meeting of Stockholders, any nominee should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute designated by the Board. The Board has no reason to believe that any substitute nominee will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.
Nominees for Director
The following individuals have been nominated for re-election to the Board as Class II directors with terms expiring at the 2027 Annual Meeting of Stockholders:

Carol R. Kaufman	•Independent Director •Director since: 2013 •Age: 74 •Committees: Nominating and Corporate Governance Committee (Chair); Compensation Committee
Ms. Kaufman joined the Company as a director in November 2013. From July 2011 through April 2018, Ms. Kaufman served as the executive vice president, secretary, chief administrative officer and chief governance officer of The Cooper Companies, Inc. (NYSE: COO), a global medical device company, where she had previously served in a variety of capacities since October 1995, including as vice president of legal affairs beginning in March 1996 and senior vice president beginning in October 2004. From January 1989 through September 1995, she served as vice president, secretary and chief administrative officer of Cooper Development Company, a former affiliate of The Cooper Companies, Inc. Beginning in 1971, Ms. Kaufman held several financial positions, including deputy corporate controller, with Cooper Laboratories, Inc., the former parent of The Cooper Companies, Inc. Ms. Kaufman also served as a member of the western region advisory board for FM Global, the world’s largest property insurer. Ms. Kaufman has served on the University Advisory Board for Boston University and on the board of the University of St. Andrews American Foundation. Ms. Kaufman served as a director of Chindex, Inc. (former Nasdaq-listed company) from November 2000 until September 2014, serving on its audit and compensation committees and as chair of its governance and nominating committee, and as a member of its special transaction committee until its sale in 2014 to TPG. Ms. Kaufman earned a Bachelor of Science degree in Mathematics in 1971 from Boston University.
Ms. Kaufman brings extensive financial and business experience, including in corporate governance, risk management, executive compensation and employee benefits to the Board. Her varied roles within The Cooper Companies, Inc. and prior board service provide the Board with additional expertise on governance and on evaluating and executing strategic initiatives.

John L. Lumelleau	•Independent Director •Director since: 2019 •Age: 72 •Committees: Finance, Risk Management and Audit Committee
Mr. Lumelleau joined the Company as a director in December 2019. Mr. Lumelleau served as the president and chief executive officer of Lockton, Inc., the largest privately held independent insurance broker and a top 10 insurance broker globally, from 2002 until his retirement in 2017. Following his retirement, he served as an independent advisor to Lockton until 2021 and continues to serve on the board of directors of Lockton. Since November 2022, Mr. Lumelleau has served as a non-executive director of Premium Credit Limited, a privately-held specialty provider of installment financing supporting the purchase of insurance policies and other services that operates in the UK and Ireland, where he is also a member of their audit, risk and finance committee. In 2019, he also became chairman of the board of Orchid Underwriters Agency, LLC, a leading specialty underwriter of catastrophe exposed property insurance, and is a member of the

Insperity	6	2024 Proxy Statement

management advisory board of TowerBrook Capital Partners. While he served as president and chief executive officer, Lockton’s revenues grew from $92 million to $1.4 billion and it expanded from 7 offices to 85 offices globally. Previously, he served as president of Lockton from 2000 to 2002 and as operations executive from 1997 to 1999. Prior to joining Lockton, Mr. Lumelleau held various roles at Alexander & Alexander, Inc. and its successor, AON Risk Services, from 1976 until 1997, including executive vice president of global retail sales. He currently serves on the board of trustees of Fordham University and previously served on the Board of Overseers of the St. John’s University School of Risk Management & Actuarial Sciences and the board of directors of The Council of Insurance Agents and Brokers. Mr. Lumelleau holds a Bachelor of Arts from Fordham University.
Mr. Lumelleau brings substantial leadership, industry and business experience to the Board, including an extensive knowledge of the insurance industry. Mr. Lumelleau’s previous experience as the long-time CEO of the world’s largest privately held insurance brokerage firm provides the Board with substantial knowledge, insight and key perspectives related to risk management and the opportunities and challenges faced by growth-oriented organizations.

Paul J. Sarvadi	•Chairman of the Board and Chief Executive Officer •Director since: 1986 •Age: 67
Mr. Sarvadi, co-founder of the Company and its subsidiaries, has been a director since the Company’s inception in 1986. He has also served as the Chairman of the Board and Chief Executive Officer of the Company since 1989 and as president of the Company from 1989 to August 2003. He attended Rice University and the University of Houston prior to starting and operating several small companies. Mr. Sarvadi has served as president of the National Association of Professional Employer Organizations (“NAPEO”) and was a member of its board of directors for five years. In 2001, Mr. Sarvadi was selected as the 2001 National Ernst & Young Entrepreneur of the Year ® for service industries. In 2004, he received the Conn Family Distinguished New Venture Leader Award from Mays Business School at Texas A&M University. In 2007, he was inducted into the Texas Business Hall of Fame.
Mr. Sarvadi brings substantial business and operational experience to the Board, including an extensive knowledge of sales, customer relationships, and issues affecting small to medium-sized businesses. Mr. Sarvadi’s role as a co-founder of the Company and lengthy service as chief executive officer of the Company provide to the Board extensive knowledge and insight of our operations and issues affecting the Company as well as the broader Professional Employer Organization (“PEO”) industry. Mr. Sarvadi’s previous experience starting and operating several small businesses, as well as his frequent interaction with the Company’s clients, provide valuable insight to the challenges facing small to medium-sized businesses, which is a principal focus of the Company.

The Board recommends that stockholders vote “For” all of the nominees listed above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Directors Not Currently Subject to Election
The following directors are not subject to election at the 2024 Annual Meeting of Stockholders:
Class III Directors (Term Expires at 2025 Annual Meeting of Stockholders)

Eli Jones	•Independent Director •Director since: 2020 •Age: 62 •Commonality, Equality, & Cohesion Board Liaison
Dr. Eli Jones rejoined the Company as a Class III director in December 2020. Since June 2021, Dr. Jones has served as a marketing professor and endowed chair at Mays Business School at Texas A&M University. From July 2015 through May

Insperity	7	2024 Proxy Statement

2021, Dr. Jones served as the Dean of the Mays Business School. Dr. Jones has served as a member of the board of directors of First Financial Bankshares, Inc. (Nasdaq: FFIN) since January 2022. He has also served on the board of trustees of the Invesco family of funds since 2016, and served on their Governance Committee from 2016 until 2021. Dr. Jones was also a director of the Company from 2004 through June 2016. Before joining the Mays Business School, from 2012, he was the Dean of the Sam M. Walton College of Business at the University of Arkansas and holder of the Sam M. Walton Leadership Chair in Business. Prior to joining the faculty at the University of Arkansas, he was Dean of the E.J. Ourso College of Business and Ourso Distinguished Professor of Business at Louisiana State University (“LSU”) from 2008 to 2012; and Professor of Marketing and Associate Dean at the C.T. Bauer College of Business at the University of Houston from 2007 to 2008, where he also was an Associate Professor of Marketing from 2002 to 2007; and an assistant professor from 1997 until 2002. He taught at Texas A&M University for several years before joining the faculty of the University of Houston. Dr. Jones served as the executive director of the Program for Excellence in Selling and the founding director of the Sales Excellence Institute at the University of Houston from 1997 to 2007. Before becoming a professor, he worked in sales and sales management for three Fortune 100 companies: Quaker Oats, Nabisco and Frito-Lay. Dr. Jones has also published three books and approximately 50 research articles in leading peer-reviewed academic journals in sales and sales management. He received his Bachelor of Science degree in Journalism in 1982, his MBA in 1986, and his Ph.D. in 1997, all from Texas A&M University.
Dr. Jones brings to the Board significant experience and cutting-edge knowledge and expertise. He is considered a “sales scientist” in that he conducts and publishes cutting-edge research in sales, sales management, marketing strategy, leadership and customer relationship management based on data from organizations world-wide, which are areas critical to the Company. Dr. Jones is able to draw upon his research to provide the Board knowledge with respect to the Insperity sales force. Dr. Jones’ prior service as Dean of the Mays Business School at Texas A&M University; Dean of the E.J. Ourso College of Business and Ourso Distinguished Professor of Business at LSU, Dean of the Sam M. Walton College of Business at the University of Arkansas and holder of the Sam M. Walton Leadership Chair in Business, demonstrate his leadership and broad-based business acumen.

Randall Mehl	•Independent Director •Director since: 2017 •Age: 56 •Committees: Compensation Committee
Mr. Mehl joined the Company as a director in December 2017. Mr. Mehl has served on the boards of ICF International, Inc. (Nasdaq: ICFI), a global consulting and technology services provider, since September 2017, and Kforce Inc. (Nasdaq: KFRC), a professional staffing firm, since January 2017. Mr. Mehl is the president of Stewardship Capital Advisors, LLC, which manages a family-office equity fund focused on making investments in business and technology services. Previously, he served as a managing director and a partner with Baird Capital, a middle market private equity group, and led a team focused on the business and technology services sector from 2005 until the end of 2016. From 1996 to 2005, Mr. Mehl was a senior equity research analyst with Robert W. Baird & Company, covering various areas within the broader business and technology services sector, including professional employer organizations. Prior to earning an MBA from The University of Chicago’s Booth School of Business in 1996, Mr. Mehl designed, developed, and used technology systems at Accenture and The Capital Group from 1990 to 1994. In addition to his public board experience, Mr. Mehl previously served on several private company boards and on the investment committee for several funds, and has expertise analyzing, acquiring, and selling businesses.
Mr. Mehl brings extensive experience in the technology and business process outsourcing sectors, including PEOs, which are directly relevant to our company’s objectives. His background as an investor, adviser and board member focused on these industries provides an important investor perspective to the Board and provides key insight to the Board as it analyzes our long-term objectives. Further, due to his experience in technology and with technology companies involved in software development and cybersecurity, Mr. Mehl brings additional insights to the Board regarding these areas that are critical to our business.

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John M. Morphy	•Independent Director •Director since: 2016 •Age: 76 •Committees: Finance, Risk Management and Audit Committee
Mr. Morphy joined the Company as a director in May 2016. Mr. Morphy previously served as senior vice president, chief financial officer, secretary and treasurer of Paychex, Inc. (Nasdaq: PAYX), a leading provider of payroll, human resource, and benefits outsourcing solutions for small to medium-sized businesses, from October 1996 until June 2011, at which time he was appointed vice president of finance at Paychex until he retired in January 2012. As chief financial officer of Paychex, Mr. Morphy reported directly to the chief executive officer and was responsible for all finance, legal, shareholder relations, purchasing, real estate and travel functions. Prior to joining Paychex in 1995, he served as the chief financial officer of Goulds Pumps, Inc., a then publicly traded global manufacturer of pumps for industrial, commercial and water supply markets, from 1985 to 1993, and as group vice president over industrial products at Goulds through 1995. From 1976 to 1985, Mr. Morphy was vice president and controller for Computer Consoles, Inc., and before that he was an accountant at Arthur Andersen & Company, an accounting firm. Mr. Morphy also previously served as a director of Inforte Corp., a then publicly traded customer and demand management consultancy, from April 2003 to August 2004. He earned his Bachelor of Science in Accounting from LeMoyne College and his Certified Public Accountant certificate in 1973. Mr. Morphy was originally appointed to the Board pursuant to a prior agreement with a former significant stockholder.
Mr. Morphy brings extensive financial, accounting and industry experience to the Board. His more than 20 years of financial leadership experience for various public corporations and experience in many facets of finance within varied environments, including rapid growth companies, global Fortune 500 industrial companies and major accounting firms, provide substantial knowledge and insight that are valuable to the Board.

Richard G. Rawson	•Director since: 1989 •Age: 75
Mr. Rawson has been a director of the Company since 1989. In May 2018, Mr. Rawson retired from his position as president of the Company, a position that he had held since August 2003. Before being elected president, he served as executive vice president of administration, chief financial officer and treasurer of the Company from February 1997 until August 2003. Prior to that, he served as senior vice president, chief financial officer and treasurer of the Company since 1989. Before joining the Company in 1989, Mr. Rawson served as a senior financial officer and controller for several companies in the manufacturing and seismic data processing industries. He is the past president of the NAPEO. Mr. Rawson currently serves on the Executive Advisory Committee of the Bauer College Board of the C.T. Bauer College of Business at the University of Houston and the National Board of Directors for Genesys Works. Additionally, he is co-founder and chairman of Sciolytix, Inc. and co-founder and partner of Trinity Legacy Partners, a registered investment advisory firm. Mr. Rawson has a Bachelor of Business Administration degree in Finance from the University of Houston and received a Doctor of Humane Letters (honorary) from the University of Houston in December 2020.
Mr. Rawson brings financial and operational experience to the Board. His lengthy service as president of the Company, as well as his prior service as chief financial officer and treasurer of the Company, provide in-depth knowledge and insight of Company operations and financial matters to the Board.

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Class I Directors (Term Expires at 2026 Annual Meeting of Stockholders)

Timothy T. Clifford	•Lead Independent Director •Director since: 2016 •Age: 68 •Committees: Compensation Committee (Chair); Nominating and Corporate Governance Committee
Mr. Clifford joined the Board as a director in October 2016 and he currently serves as the Company’s lead independent director. From September 2019 through December 2023, Mr. Clifford served as an operating partner and consultant to Welsh, Carson, Anderson and Stowe (“WCAS”), a private equity firm focused on investments in the technology and healthcare industries. In connection with investments by WCAS, he served on the board of directors of EMS LINQ, Inc., a cloud-based financial software solution for K-12 school districts in the U.S. from December 2021 through December 2023, and of Absorb Software, an enterprise learning management software company, from May 2021 until March 2022. From June 2015 through March 2019, Mr. Clifford served as president and chief executive officer of Frontline Education, a private-equity-backed cloud software company that manages human resources functions at over 80,000 public and private schools in the U.S. He is also a co-founder of the Frontline Research and Learning Institute, as well as The Line, a publication sharing new ideas and insight while encouraging civil discourse on the most challenging problems facing K-12 educators and administrators. Prior to joining Frontline Education, from 2010 through 2013, Mr. Clifford was a corporate officer and co-president of Automatic Data Processing (NYSE: ADP) National Accounts, a $2.5 billion human capital management software and services business serving the largest U.S. companies, and was the co-founder and chief executive officer of Workscape, Inc., a pioneering cloud software provider to the human capital management industry, from 1999 until its acquisition by ADP in 2010. Prior to founding Workscape, he held chief executive officer or senior leadership positions at HealthPlan Services, Consolidated Group and Prudential Insurance Company. From 2013 to 2015, he also served as a director and audit committee member of Carbonite Inc. (Nasdaq: CARB). Mr. Clifford holds a Bachelor of Liberal Arts degree from Northeastern University in Boston.
Mr. Clifford brings extensive technology, entrepreneurial and leadership experience to the Board. His substantial experience with providing HR-related services to businesses, along with his entrepreneurial background and knowledge of cloud-based software solutions for the HR services industry, provide key perspectives to the Board on matters that directly impact our business and the businesses of our customers.

Ellen H. Masterson	•Independent Director •Director since: 2017 •Age: 73 •Committees: Finance, Risk Management and Audit Committee (Chair)
Ms. Masterson joined the Company as a director in September 2017. Since 2014, Ms. Masterson has served as an independent director of Westwood Holdings Group (NYSE: WHG), an investment management firm with over $10 billion in assets under management, and Westwood Trust, a Texas state-chartered trust company. Ms. Masterson is the chair of the audit committee of both WHG and Westwood Trust and serves as a member of the WHG governance committee. She joined the Board of Governors of The Doctors Company, a leading physician-owned medical malpractice insurer, in 2018 where she serves on the finance committee and is chair of the audit committee. Ms. Masterson retired as a partner with PricewaterhouseCoopers LLP ("PwC") in 2008, having served in this capacity since 1999 and from 1985 to 1997. At PwC, Ms. Masterson specialized in audits of companies involved in several sectors of the financial services industry and public companies with a focus on mergers and acquisitions. She held senior positions within the leadership of PwC from 2001 to 2008, including international responsibilities across the global network of PwC firms. From 1997 to 1999, Ms. Masterson served as senior vice president and chief financial officer of American General Corporation, prior to its acquisition by American International Group, Inc. Since 1982, she has served on numerous boards of non-profit and charitable organizations.
Ms. Masterson brings extensive knowledge of financial reporting and accounting issues faced by companies in the business services industry, as well as experience with strategic planning and corporate governance. With her experience

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as a partner in an international accounting firm, as a chief financial officer for a public company, and as an audit committee member of a public company board, Ms. Masterson strengthens the Board’s financial reporting and accounting acumen, and provides significant expertise from which she can draw to advise and consult with the Board and management on financial and audit-related matters.

Latha Ramchand	•Independent Director •Director since: 2019 •Age: 63 •Committees: Finance, Risk Management and Audit Committee
Dr. Ramchand joined the Company as a director in December 2019. Dr. Ramchand has served as Executive Vice President and Chancellor of Indiana University Indianapolis since February 2024. Prior to this role, Dr. Ramchand served as Executive Vice Chancellor and Provost at the University of Missouri from August 2018 to February 2024. Previously, Dr. Ramchand served as dean of the C.T. Bauer College of Business of the University of Houston from 2011 to 2018. Prior to her deanship, she served as associate dean from 2006. During her tenure as dean, Bauer College grew enrollment to over 6,400 students, oversaw the creation of a social entrepreneurship program, expanded programs in entrepreneurship and technology commercialization, and created a venture fund and a start-up accelerator. In her current role, she has led the development of a new responsibility-centered budget model, and the implementation of a new strategic plan for the University of Missouri. Dr. Ramchand is also a certified financial analyst and served on the advisory board of the CFP Board of Standards from 2019 to 2022. She received her Ph.D., Finance, from the Kellogg Graduate School of Management of Northwestern University in 1993, her M.A., Economics, from the University of Bombay in 1983 and a B.A., Economics, also from the University of Bombay in 1981.
Dr. Ramchand brings substantial leadership and financial experience to the Board, including extensive experience in managing large and complex organizations and ensuring fiscal responsibility in the management of academic enterprises and academic health centers. In addition, Dr. Ramchand’s experience with entrepreneurship and generational changes bolsters the Board’s insight into an important part of our client base.
Board Composition
As an organization deeply centered around people, we hold a core value of respecting the inherent worth of every individual, recognizing that finding commonality among diverse backgrounds and experiences leads to innovation, creativity, and productivity. These principles inform the broad view of diversity adopted by our Nominating and Corporate Governance Committee when evaluating director candidates. As a result, the Board is comprised of directors with a wide range of perspectives, opinions, and experiences (including directors who have been leaders in start-up companies, public companies, sales organizations, insurance companies, investment banks, HR companies, accounting firms, and business schools), as well as a variety of backgrounds (including two directors from historically underrepresented groups) and other personal factors (including three female directors). Please see “Corporate Governance – Selection of Nominees to the Board of Directors – Director Qualifications” for additional information regarding the skill sets of our directors.

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Summary of Committee Memberships and Liaison Roles
The following table summarizes the committees of which each director is currently a member:

	Class (Term Expires)	Compensation Committee	Finance, Risk Management & Audit Committee	Nominating & Corporate Governance Committee	Commonality, Equality, & Cohesion Board Liaison
Timothy Clifford*	I (2026)	C		●
Eli Jones†	III (2025)				●
Carol Kaufman†	II (2024)	●		C
John Lumelleau†	II (2024)		● $
Ellen H. Masterson†	I (2026)		C $
Randall Mehl†	III (2025)	●
John Morphy†	III (2025)		● $
Latha Ramchand†	I (2026)		● $
Richard G. Rawson	III (2025)
Paul J. Sarvadi‡	II (2024)
_________________________

C	Committee Chair	*	Lead independent Director
●	Committee Member / Liaison Role	†	Independent Director
$	Audit committee financial expert	‡	Chairman of the Board and CEO

CORPORATE GOVERNANCE
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines, which include guidelines for, among other things, director responsibilities, qualifications and independence. The Board regularly monitors developments in corporate governance practices and regulatory changes and periodically assesses the adequacy of and modifies our Corporate Governance Guidelines and committee charters as warranted in light of such developments. You can access our Corporate Governance Guidelines in their entirety in the Investor Relations section of our website at www.insperity.com under the Corporate Governance heading. The information on our website is not, and shall not be deemed to be, a part of this proxy statement.
Director Independence
Under the rules of the NYSE, a majority of our directors must be independent. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In evaluating each director’s independence, the Board considered all relevant facts and circumstances, and relationships and transactions between each director, her or his family members or any business, charity or other entity in which the director has an interest or a significant relationship on the one hand, and the Company, its affiliates, or our senior management on the other. As a result of this review, at its meeting held in February 2024, the Board affirmatively determined that all of the Company’s directors are independent, with the exception of Mr. Sarvadi, who is a member of our senior management, and Mr. Rawson, who was a member of our senior management until his retirement in May 2018, whose independence was not considered by the Board.
The Board has considered what types of disclosure should be made relating to the process of determining director independence. To assist the Board in making disclosures regarding its determinations of independence, the Board has adopted categorical standards as contemplated under the listing standards of the NYSE then in effect. Under the rules then in effect, relationships that were within the categorical standards were not required to be disclosed and their impact on independence was not required to be separately discussed, although the categorical standards, by themselves, did not

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determine the independence of a particular director. The Board considers all relevant facts and circumstances in determining whether a director is independent. A relationship satisfies the categorical standards adopted by the Board if it:
•is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the NYSE Listed Company Manual;
•consists of charitable contributions made by us to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years; and
•is not required to be, and it is not otherwise, disclosed in this proxy statement.
In the course of the Board’s determination regarding the independence of those directors under consideration, it considered all transactions, relationships and arrangements in which such directors and the Company were participants or deemed to have an interest.
Selection of Nominees for the Board of Directors
Identification and Evaluation of Candidates for Nomination to the Board of Directors
The Nominating and Corporate Governance Committee may solicit ideas for potential candidates for membership on the Board from a number of sources, including members of the Board, our executive officers, individuals personally known to the members of the Board, research, and search firms. The Nominating and Corporate Governance Committee has authority to select and compensate a third-party executive search firm to help identify candidates, as it deems advisable. In addition, the Nominating and Corporate Governance Committee will consider candidates for the Board submitted by stockholders. Any such submissions should include the candidate’s name and qualifications for Board membership and should be directed to our Corporate Secretary at 19001 Crescent Springs Drive, Kingwood, Texas 77339. Although the Nominating and Corporate Governance Committee does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Corporate Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the stockholder makes available to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate all candidates identified through the processes described above on the same basis.
In assessing a director candidate, the Nominating and Corporate Governance Committee considers the appropriate balance of experiences, skills and other qualifications required for service on the Board. See “— Director Qualifications” below for detailed information concerning directors’ qualifications. Additionally, the Nominating and Corporate Governance Committee also considers the extent to which a director candidate contributes to the diversity of the Board, with diversity being construed broadly to encompass a director candidate’s perspectives, opinions, experiences, background and other personal factors, including gender, race, ethnicity, and age. Generally, based on this initial evaluation, the chairperson of the Nominating and Corporate Governance Committee will determine whether to interview the candidate and, if warranted, will recommend that one or more members of the Nominating and Corporate Governance Committee, other members of the Board, and senior management, as appropriate, interview the candidate. After completing this evaluation and interview process, the Nominating and Corporate Governance Committee makes a recommendation to the entire Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.
In addition, our Bylaws permit our stockholders to nominate individuals for election as directors at our annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Nominating and Corporate Governance Committee. To nominate an individual for election as a director using this process, a stockholder must follow the procedures described under “Additional Information — Stockholder Director Nominations and Proposals for 2024 Annual Meeting of Stockholders”.
Director Qualifications
The following are core criteria that are expected of each director or nominee:
•high integrity and ethical standards;
•skills and expertise that are complementary to the existing Board members’ skills;

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•independence of thought and judgment;
•the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration any service on other public company boards; and
•the ability to represent the interests of all of our stakeholders and not just one particular constituency.
In addition to these core criteria, the Nominating and Corporate Governance Committee regularly assesses the areas of expertise that will promote an effective and high-functioning board and also considers other qualities that it may deem to be desirable, such as demonstrated business judgment, collaborative abilities, training and education, and relationships.
Below are the qualifications, skills, and expertise that the Nominating and Corporate Governance Committee considers critical to the Board’s ability to provide effective oversight of the Company and are directly relevant to our business, strategy and operations. Although a given director or director nominee need not individually possess the experience, skill, or other requisite qualification in all areas, the Nominating and Corporate Governance Committee believes that the Board, as a collective group, should have experience in such areas of expertise. The Nominating and Corporate Governance Committee regularly conducts assessments of the areas of expertise possessed by the current members of the Board and the collective Board, which is considered when developing the desired profile in candidate searches.
The chart that follows illustrates how these qualifications and skills are distributed among our directors and nominees as a collective group.
•Senior Leadership experience as a CEO or as another senior officer demonstrates leadership ability, as well as a practical understanding of complex organizations, processes, corporate culture, and the methods to drive change and growth.
•Industry experience in human capital management, human resources, insurance services, small businesses, or entrepreneurial ventures provides a valuable perspective on the Company’s business strategy, operations, key performance metrics, risks, target markets, competition, and other issues specific to the Company’s business.
•Strategic Planning experience with significant corporate initiatives is valuable in assessing specific plans to capitalize on identified growth opportunities and evaluating the Company’s capital structure and capital allocation.
•Sales & Marketing experience is critical to assisting the Board with oversight of matters relating to a large sales organization, brand development, marketing to businesses, and digital marketing.
•Audit & Financial Planning experience is key to providing oversight to the Company’s internal controls and financial reporting and to critically evaluating metrics that measure our performance.
•Risk Oversight experience contributes to identification, assessment, and prioritization of significant risks facing the Company and facilitates the Board’s role in providing oversight of the Company’s policies and procedures that are designed to manage those risks.
•Corporate Governance experience, including experience with governance principles or environmental, social, and governance initiatives such as sustainability and diversity, equity, and inclusion, is important to the Board’s understanding of best practices in corporate governance matters and enhancing board effectiveness, and supports the Board’s goals of accountability, transparency and protection of stockholder interests.
•Information, Analytics & Technology experience assists the Board with understanding and oversight of cloud-based, mission-critical solutions, as well as cybersecurity and data privacy matters.
•Service Operations experience is valuable in understanding the issues related to a large service organization that offers business process outsourcing solutions to its clients.

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Balance of Director Skills

Senior Leadership
9
Industry
8
Strategic Planning
10
Sales & Marketing
7
Audit & Financial Planning
5
Risk Oversight
5
Corporate Governance
8
Information, Analytics & Technology
4
Service Operations
10
0
2
4
6
8
10
Number of Directors
Qualifications

We provide additional information about the qualifications, skills, and expertise of each director in the biographies for the individual directors under the headings of “—Nominees for Director” and “—Directors Not Currently Subject to Election” under Proposal Number 1.
Board of Directors’ Leadership
We do not have a policy with respect to whether the positions of Chairman of the Board and chief executive officer (“CEO”) should be held by the same person or two separate individuals, and believe that it is in the best interest of the Company to consider that question from time to time in the context of succession planning. At this time, the Board believes that it is in the best interest of the Company, and is an appropriate leadership structure, to have the CEO also serve as Chairman of the Board. Combining the CEO and Chairman of the Board roles provides an efficient and effective leadership model that promotes unambiguous accountability and alignment on corporate strategy. Mr. Sarvadi co-founded the Company in 1986 and has served as Chairman of the Board and CEO since 1989. The Board believes that Mr. Sarvadi’s intimate knowledge of the daily operations of, and familiarity with, the Company and industry put him in the best position to provide leadership to the Board on setting the agenda, emerging issues facing the Company and the PEO industry, and strategic opportunities. Additionally, Mr. Sarvadi’s substantial financial stake in the Company creates a strong alignment of interests with other stockholders. Mr. Sarvadi’s combined roles also ensure that a unified message is conveyed to stockholders, employees, and clients.
The position of lead independent director is established by our Corporate Governance Guidelines. Mr. Clifford is currently the lead independent director. The Board reevaluates the lead independent director position annually. The lead independent director has the following responsibilities in addition to the regular duties of a director:
•prepare and set the agenda for and chair executive sessions of the outside directors;
•call or convene executive sessions of the outside directors;
•authority to set the agenda for meetings of the Board;

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•preside at all meetings of the Board where the Chairman of the Board is not present or has a potential conflict of interest;
•serve as liaison and facilitate communications between the independent directors and the Chairman of the Board and CEO;
•consult with the Chairman of the Board and CEO on matters relating to corporate governance and performance of the Board; and
•collaborate with the Finance, Risk Management and Audit Committee and with the rest of the Nominating and Corporate Governance Committee on possible director conflicts of interest or breaches of the Corporate Governance Guidelines.
Board of Directors’ Role in Risk Oversight
The Board is responsible for overseeing the Company’s overall risk profile and assisting management in addressing specific risks. Our Enterprise Risk Management Steering Committee (the “ERM Steering Committee”) is responsible for formally identifying and evaluating risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. The ERM Steering Committee employs a disciplined approach to identifying, documenting, evaluating, communicating, and monitoring enterprise risk management within the Company. The ERM Steering Committee is chaired by the Company’s chief financial officer and includes the Company’s general counsel, internal audit director, and other members of management. The ERM Steering Committee reports to the Board and the CEO. The ERM Steering Committee conducts an annual comprehensive risk review of our overall risk profile and analyzes any significant identified risks, including consideration of risks relating to strategic, environmental, social, governance, health and safety, operational, financial, legal, regulatory, and reputational matters, which the ERM Steering Committee then presents and discusses with the Finance, Risk Management and Audit Committee and the entire Board. In addition to the formal annual review, members of the ERM Steering Committee review and provide periodic updates as appropriate regarding our overall risk profile and any significant identified risks to both the Finance, Risk Management and Audit Committee and the entire Board.
During 2023, the ERM Steering Committee completed its annual comprehensive review and update of the Company’s risks. The ERM Steering Committee further reviewed and updated the mitigating factors associated with such risks, and prioritized the identified risks based upon the subjectively determined likelihood of the occurrence and the estimated resulting impact on the Company if the risk occurred.
The Board executes its risk oversight function both directly and through its standing committees and board liaison role, each of which assists the Board in overseeing a part of the Company’s overall risk management. Throughout the year, the Board and each such committee spend a portion of their time reviewing and discussing specific risk factors, and risk assessments are part of major decision making. The Board is kept informed of the risk oversight and related activities of each committee and board liaison through regular reports from such committees. Members of senior management also update the Board and the committees during the year as appropriate to address key risk-related matters, including legal and regulatory developments, the assessment and management of environmental and climate change risks, cybersecurity and data privacy risks, and diversity, equity, and inclusion initiatives.
The Finance, Risk Management and Audit Committee is assigned primary responsibility for oversight of risk assessment with financial implications, as well as those that threaten the long-term sustainability of our business, such as risks associated with cybersecurity, data privacy, environmental (which would include climate change risks), health and safety, and social and governance matters. In its periodic meetings with management, internal auditors, and independent auditors, the Finance, Risk Management and Audit Committee reviews and monitors many factors relating to enterprise risk, including:
•the financial affairs of the Company;
•the integrity of the Company’s financial statements and internal controls;
•the Company’s compliance with legal and regulatory requirements;
•the independent auditor’s qualifications, independence, and performance;

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•the performance of the personnel responsible for the Company’s internal audit function and independent auditors; and
•the Company’s policies and procedures with respect to risk management.
The Compensation Committee has primary responsibility to consider material risk factors relating to the Company’s compensation policies and practices.
The Nominating and Corporate Governance Committee monitors governance and succession risks.
The Commonality, Equality, and Cohesion Board Liaison monitors risks related to the Company’s commonality, equality, and cohesion-related risks.
As part of its review and approval of our capital budget, compensation, major acquisitions, material contracts, and other similar matters, the Board retains ultimate authority over assessing the risks and their impacts on our business.
Prohibition on Hedging and Pledging of Our Common Stock
We have established strict standards regarding the speculative trading of our common stock. We prohibit employees and directors from engaging in hedging transactions involving our common stock. The Board also adopted a formal policy prohibiting employees and directors from engaging in the significant pledging of shares of our common stock. Any requests to pledge shares or to increase existing amounts of pledged shares are reviewed by the Board, which considers the facts and circumstances and other information the Board deems relevant.
As of April 4, 2024, Mr. Sarvadi had 120,000 shares of our common stock pledged, which represented approximately 8.3% of the shares of our common stock Mr. Sarvadi beneficially owned. After a thorough review, the Board approved Mr. Sarvadi’s pledge of shares based on their determination that the number of shares pledged by him were not significant. In making this determination, the Board considered that the pledged shares did not represent a material portion of the total shares beneficially owned by him, were less than 1% of our total shares outstanding and market capitalization, and also represented an amount that could reasonably be expected to be sold in an orderly manner in a short period of time given the Company’s historic average daily trading volume. The Board also considered Mr. Sarvadi’s significant number of founder’s shares that were not earned as compensation from the Company, his compliance with our stock ownership guidelines (disregarding the pledged shares), and the purpose of his pledge being unrelated to an attempt to shift or hedge economic risk in owning Company shares.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Code”) governing the conduct of our directors, officers and employees. The Code, which meets the requirements of Rule 303A.10 of the NYSE Listed Company Manual and Item 406 of Regulation S-K, is intended to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in our public filings; compliance with laws; and the prompt internal reporting of violations of the Code. Our new employees are required to certify that they have reviewed and understand the Code. In addition, our annual compliance training for all employees reminds them of their obligations under the Code and provides practical examples to foster a deeper understanding of its principles. You can access the Code on our website at www.insperity.com under the Corporate Governance heading in the Investor Relations section. The Finance, Risk Management and Audit Committee has responsibility for oversight of compliance with Code. Changes in and waivers to the Code for our directors, executive officers and certain senior financial officers will be posted on our Internet website within four business days of being approved and will be maintained for at least 12 months. If you wish to raise a question or concern or report a violation, including anonymously, to the Finance, Risk Management and Audit Committee, you should visit www.ethicspoint.com (or https://insperity.navexone.com/ on a mobile device) or call the toll-free reporting hotline at 1-844-606-3529.
Stockholder Communications and Engagement
Stockholders and other interested parties may communicate directly with the entire Board or the non-management directors as a group by sending an email to directors@insperity.com. Alternatively, you may mail your correspondence to the Board or non-management directors in care of the Corporate Secretary, 19001 Crescent Springs Drive, Kingwood, Texas 77339. In the subject line of the email or on the envelope, please specify whether the communication is addressed to the entire Board or to the non-management directors.

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Unless any director directs otherwise, communications received (via U.S. mail or email) will be reviewed by our Corporate Secretary who will exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints, or suggestions), and personal grievances.
In addition, members of management, including our Chairman of the Board and CEO, regularly meet with stockholders to review Company strategies, financial and operating performance, and other topics of interest. We share the feedback from these sessions with the Board to help ensure that both the Board and management understand and consider the issues that are important to our stockholders. Please also see “Compensation Discussion & Analysis – Stockholder Advisory Votes” for an additional discussion.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors
Directors are expected to attend all or substantially all Board meetings and meetings of the Committees of the Board on which they serve. Directors are also expected to spend the necessary time to discharge their responsibilities appropriately (including advance review of meeting materials) and to ensure that other existing or future commitments do not materially interfere with their responsibilities as members of the Board. The Board met seven times in 2023. During 2023, all of the members of the Board participated in at least 75% of the meetings of the Board and Committees of which they were members during the period of such director’s service. The Board encourages its members to attend the Annual Meeting of Stockholders. Last year, all ten of our directors attended the Annual Meeting of Stockholders.
Executive Sessions of the Board of Directors and the Lead Independent or Presiding Director
Our outside directors hold executive sessions at which our management is not in attendance at regularly scheduled Board meetings, and our independent directors hold executive sessions at which only the independent directors are in attendance at least once per year. The lead independent director establishes the agenda and serves as presiding director at the executive sessions. In the absence of a lead independent director, the chairperson of the Nominating and Corporate Governance Committee (if different from the lead independent director) or an independent director designated by the outside directors will preside at meetings of non-management directors. Currently, Mr. Clifford serves as the lead independent director and Ms. Kaufman serves as the chairperson of the Nominating and Corporate Governance Committee.
Committees of the Board of Directors and Board Liaison
The Board has appointed three standing committees: the Finance, Risk Management and Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The charters for each of the three standing Committees, which have been adopted by the Board, contain a detailed description of the respective standing committee’s duties and responsibilities and are available on our website at www.insperity.com under the Corporate Governance heading in the Investor Relations section. The Board has reviewed the applicable legal and NYSE standards for independence for members of each of the Finance, Risk Management and Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee, as well as our independence standards for such Committees, and has determined that the members of each of those Committees of the Board is “independent” under such requirements.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee met three times in 2023. The members of the Nominating and Corporate Governance Committee currently are Ms. Kaufman, who serves as chairperson and Mr. Clifford. The Nominating and Corporate Governance Committee: (1) identifies individuals qualified to become Board members, consistent with the criteria for selection approved by the Board; (2) recommends to the Board a slate of director nominees to be elected by the stockholders at the next Annual Meeting of Stockholders and, when appropriate, director appointees to take office between Annual Meetings of Stockholders; (3) recommends to the Board assignments for membership on the committees of the Board of Directors and the board liaison role; (4) develops and recommends to the Board a set of corporate governance guidelines for the Company; and (5) oversees the evaluation of the Board.

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Finance, Risk Management and Audit Committee
The Finance, Risk Management and Audit Committee met nine times in 2023. The members of the Finance, Risk Management and Audit Committee currently are Ms. Masterson, who serves as chairperson, Mr. Lumelleau, Mr. Morphy, and Dr. Ramchand. The Board has determined that each member of the Finance, Risk Management and Audit Committee is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Finance, Risk Management and Audit Committee assists the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes, and audits of financial statements of the Company by reviewing and monitoring: (1) the financial affairs of the Company; (2) the integrity of the Company’s financial statements and internal controls; (3) the Company’s compliance with legal and regulatory requirements; (4) the independent auditor’s qualifications, independence and performance; (5) the performance of the personnel responsible for our internal audit function and the independent auditors; and (6) our policies and procedures with respect to risk management, as well as other matters that may come before it as directed by the Board. The Finance, Risk Management and Audit Committee also reviews risk exposures that threaten the long-term sustainability of the Company’s business, such as risks associated with cybersecurity, data privacy, environmental (which would include climate change risks), health and safety, social and governance matters. In connection with those responsibilities, the Finance, Risk Management and Audit Committee oversees the Company’s process of preparing its annual Corporate Social Responsibility report.
Compensation Committee
The Compensation Committee met five times in 2023. The members of the Compensation Committee currently are Mr. Clifford, who serves as chairperson, Ms. Kaufman, and Mr. Mehl. The Compensation Committee: (1) oversees and administers the Company’s compensation policies, plans and practices; (2) reviews and discusses with management the Compensation Discussion and Analysis required by the rules of the SEC; and (3) prepares the annual report required by the rules of the SEC on executive compensation for inclusion in the Company’s annual report on Form 10-K or proxy statement for the Annual Meeting of Stockholders. To carry out these purposes, the Compensation Committee: (1) evaluates the performance of, and determines the compensation for, the CEO and, taking into consideration recommendations made by the CEO, our other executive officers; (2) administers our compensation programs; and (3) performs such other duties as may from time to time be directed by the Board.
Pursuant to the terms of the Insperity, Inc. Incentive Plan, as amended and restated effective May 23, 2023 (the “Incentive Plan”), formerly known as the Insperity, Inc. 2012 Incentive Plan, as amended (the “2012 Incentive Plan”), the Board or the Compensation Committee may delegate authority under the Incentive Plan to the Chairman of the Board or a committee of one or more Board members, respectively, pursuant to such conditions and limitations as each may establish, except that neither may delegate to any person the authority to make awards, or take other action, under the Incentive Plan with respect to participants who may be subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Commonality, Equality, and Cohesion Board Liaison
We are committed to our mission of helping businesses succeed, believing that their prosperity will positively impact the communities we serve. At the heart of our unique company culture is a business concept that we call Commonality, Equality, and Cohesion (or “CEC”). Under the CEC philosophy, we recognize and appreciate the diverse backgrounds and experiences that make each of our team members unique while we collectively drive toward the shared purpose of making an impact for our clients and in our communities. We believe this values-based, people-centric, culture-driven approach fosters a strong sense of belonging for our employees and creates dynamic employee engagement, which drives a powerful level of care for our clients.
In 2023, the Board created the Commonality, Equality, and Cohesion Board Liaison position to provide independent oversight of, and advice to, Company management with respect to the Company’s CEC efforts and help consider stockholder interests on these matters. Dr. Jones was appointed to this role. As Commonality, Equality, and Cohesion Board Liaison, Dr. Jones provides regular updates to the Board and consults with, and assists, each of the standing committees of the Board as appropriate regarding CEC matters and related risks. This role was also established to reinforce a company-wide commitment to CEC.

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EXECUTIVE COMPENSATION

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Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis (“CD&A”) explains our compensation philosophy, objectives, and strategies and the underlying elements of our compensation programs for our named executive officers (“NEOs”) in 2023. This CD&A also summarizes decisions that the Compensation Committee of the Board (“Compensation Committee”) made regarding these programs and the factors considered in making those decisions.
The following individuals comprised our NEOs for 2023:

Name	Title
Paul J. Sarvadi	Chief Executive Officer and Chairman of the Board
Douglas S. Sharp	Chief Financial Officer, Executive Vice President of Finance and Treasurer
A. Steve Arizpe	President and Chief Operating Officer
James D. Allison	Executive Vice President of Comprehensive Benefits Solutions and Chief Profitability Officer
Daniel D. Herink[1]	Executive Vice President of Legal, General Counsel and Secretary
______________________________
1Mr. Herink voluntarily resigned his officer position effective December 31, 2023. He will continue as executive counsel until his retirement on April 1, 2024. Please see our Form 10-Q filed October 31, 2023 for additional information.
Financial Highlights
The continued strong execution of our leadership team and employees during 2023 in spite of widespread economic uncertainty and a slow-down in our client hiring activity allowed us to increase our average number of worksite employees (“WSEEs”) paid during 2023 by 5.8% and to achieve $353.6 million of adjusted EBITDA (both of which are metrics under our annual incentive program). Our continued strong level of profitability allowed us to pay record annual dividends of $2.23 per share.
Despite achieving high levels of WSEEs paid and financial performance in 2023, our overall results were below budget and resulted in below target payouts under our annual incentive program. See “— 2023 Short-Term Incentive Program Performance Results” later in this CD&A for additional details.

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______________________________
Note:    Adjusted EBITDA is a non-GAAP financial measure used by management to analyze the Company’s performance. Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) plus tax reform bonuses, stock-based compensation and amortization of SaaS implementation costs. Please read Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Non-GAAP Financial Measures,” in our annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 8, 2024, our prior Form 10-K for the year ended December 31, 2022 filed with the SEC on February 9, 2023, and our prior Form 10-K for the year ended December 31, 2021 filed with the SEC on February 10, 2022, and our prior Form 10-K for the year ended December 31, 2020 filed with the SEC on February 12, 2021 for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.
______________________________
*        Excludes special dividend of $2.00 per share paid in the fourth quarter of 2021.

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Our Pay-for-Performance Compensation Philosophy
Our overall compensation philosophy is focused on pay-for-performance. We have set a number of compensation objectives and endeavor to accomplish the philosophy as follows:

Compensation Objective	How we accomplish our objectives
Attract, retain and motivate high performing individuals to achieve our annual and long-term business and strategic goals	•
Build a culture based upon the value of and respect for each individual, encouraging personal and professional growth, rewarding outstanding individual and corporate performance and achieving excellence through a high-energy, collegial work environment.

•
Maintain competitive base salaries that compensate employees based upon job responsibilities, level of experience, individual performance, comparisons to the market, internal comparisons and other relevant factors.

	•	Provide a competitive benefits package.
	•	Deliver the largest portion of executive compensation in the form of long-term incentives that vest over multiple years.
Motivate management to achieve short-term business goals and to enhance long-term stockholder value	•	Promote a performance-driven culture that encourages growth by recognizing and rewarding employees who meet and exceed our business objectives.
	•	Motivate and reward organizational performance through variable pay programs that directly support our business objectives, encourage leadership of departmental units and encourage collaboration and teamwork across our Company.
	•	Base a substantial portion of each NEO’s total compensation package on long-term incentive components and a variable annual compensation component (as outlined below).
	•	Align the interests of our executive officers with the interests of our stockholders through the use of long-term equity and performance-based incentive compensation opportunities.
	•	Align the interests of our executive officers with the interests of our stockholders through the use of stock ownership guidelines.
Discourage excessive risk-taking that could adversely impact stockholder value	•	Conduct an annual risk assessment of our executive compensation programs.
	•	Maintain an independent Compensation Committee, which retains an independent compensation consultant.
	•	Incorporate a variety of governance best practices and avoid governance pitfalls as outlined below.
Insperity’s Best Practice Features
We have embedded features in our overall compensation programs that are both aligned with our business objectives and designed to strengthen the link between the interests of our executive officers and those of our stockholders. Following is a summary of practices related to compensation that we have adopted and pay practices that we avoid:
What Insperity has:

✓	Compensation program emphasizing variable and at-risk compensation with at least 74% of each NEO’s target compensation tied to annual bonus and long-term incentives
✓	Long-term incentive (“LTI”) program prioritizing performance-based LTI with 65% of the CEO’s and, on average, 48% of the other NEO’s LTI mix in performance-based LTI
✓
Stock ownership guidelines requiring the CEO to hold shares equal to five times base salary, other executive officers to hold shares of three times or one and one-half times base salary, depending on the executive tier level established by the Compensation Committee, and non-employee directors to hold shares equal to five times the annual cash retainer

✓
Clawback policy for incentive compensation paid to current and former executive officers, consistent with NYSE listing standards, in addition to a broad-based recoupment policy applicable to all other employees

✓
Minimum vesting period of one year for grants of restricted stock, restricted stock units and phantom shares awards, stock options, stock appreciation rights, and performance awards, with limited exceptions for a maximum of 5% of authorized shares for issuance under the Incentive Plan and for terminations due to death, disability, retirement or change in control

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✓	Double trigger requirement for vesting of NEO and executive officer equity awards that provides for equity acceleration only in the event of a qualifying termination following a change in control
✓	Hedging policy prohibiting employees and directors from engaging in hedging transactions involving shares of our common stock
✓	Pledging policy prohibiting employees and directors from engaging in pledging transactions involving shares of our common stock that would be considered significant by the Board
✓	A lead independent director
✓	Compensation Committee composed entirely of outside, independent directors
✓	Independent compensation consultant hired by, and reporting directly to, the Compensation Committee
What Insperity does not have:

✗	Employment agreements with NEOs or other executive officers
✗	Executive pension or other similar retirement or supplemental benefits
✗	Single trigger change in control agreements for NEOs or other executive officers
✗	Tax gross-ups in the event of a change in control
✗	Medical coverage for retirees
✗	Excessive benefits and perquisites
Stockholder Advisory Votes
At our 2023 Annual Meeting of Stockholders, our stockholders approved, in a non-binding advisory vote, the compensation of our NEOs, with over 89% of the votes cast in favor of such compensation. The Company’s management conducted stockholder outreach to our largest institutional stockholders prior to our 2023 Annual Meeting of Stockholders regarding our executive compensation programs, the current and prior year’s say-on-pay advisory vote, and the proposal to approve our incentive plan. The feedback received was provided to the Compensation Committee for consideration as part of its ongoing evaluation of our executive compensation programs. The Compensation Committee values the opinions expressed by our stockholders and believes that the level of support at our 2023 Annual Meeting of Stockholders demonstrates a strong alignment of our compensation programs with stockholders’ interests.
2023 Executive Compensation Program
Summary of Compensation Elements
We provide our NEOs with a mixture of pay linked to company and individual performance. The major elements of our 2023 annual compensation package for NEOs are summarized in the following chart:

	Compensation Element	Form of Compensation	Purpose
Fixed	Base Salary	Cash	Provides fixed level of compensation to attract and retain talent
Variable and At-Risk	Variable Cash Compensation (Short-Term Incentive Program)	Cash	Rewards executive officers for achieving annual Company performance goals
	Long-Term Equity Incentives	Restricted Stock Units and Performance Shares	Supports long-term focus on creating stockholder value, provides strong retention incentive with multi-year vesting and rewards achievement of long-term performance goals
Benefits	Retirement Benefits	401(k) Plan	Provides competitive retirement benefits as part of comprehensive pay package
	Health & Welfare Benefits	Medical, Dental, Life and Disability Benefits	Provides competitive health and welfare benefits as part of comprehensive pay package

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As illustrated in the charts below, approximately 88% of the CEO’s target direct compensation and 82% of all NEOs target direct compensation, on average, was in the form of incentive-based compensation.
2023 Compensation
Base Salary
Base salary is intended to provide fixed annual compensation to attract and retain talented executive officers. Annual adjustments to base salary are based upon an annual performance evaluation, market data and other relevant considerations.
Our NEOs base salaries for 2023 were as follows:

	2022	2023	2023
	Base Salary	Base Salary	Changes
Chief Executive Officer and Chairman of the Board	$1,125,000	$1,125,000	0%
Chief Financial Officer, Executive Vice President of Finance and Treasurer	$573,000	$603,000	5.2%
President and Chief Operating Officer	$690,000	$720,000	4.3%
Executive Vice President of Comprehensive Benefits Solutions and Chief Profitability Officer	$416,000	$446,000	7.2%
Executive Vice President of Legal, General Counsel and Secretary	$481,000	$511,000	6.2%
The 2022 and 2023 base salaries were based on the annual performance evaluations, the findings of compensation studies conducted in late 2021 and 2022 by the Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), and other factors deemed relevant by the Compensation Committee, such as Company performance and general economic conditions.
Variable Short-Term Incentive Compensation
Variable short-term incentive compensation places a significant portion of executive compensation at risk and is tied to corporate performance. Variable compensation for all executive officers is paid through the Short-Term Incentive Program, a cash incentive program under the stockholder-approved Incentive Plan. The Short-Term Incentive Program embodies our pay-for-performance philosophy and helps align executive officers’ compensation to the Company’s overall performance. In 2023, the Compensation Committee established the threshold, target and maximum payout opportunity for NEOs and other executive officers under the Short-Term Incentive Program at 25%, 100% and 200%, respectively.

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For 2023, the Compensation Committee set the annual incentive targets as a percentage of each NEO’s base salary as follows:

2023 Target Bonus Opportunity

Chief Executive Officer and Chairman of the Board	150%
Chief Financial Officer, Executive Vice President of Finance and Treasurer	100%
President and Chief Operating Officer	125%
Executive Vice President of Comprehensive Benefits Solutions and Chief Profitability Officer	100%
Executive Vice President of Legal, General Counsel and Secretary	100%
Annual Bonus Metrics
The Compensation Committee selects corporate performance goals that align with the Company’s business strategy and objectives. The Compensation Committee sets each corporate performance goal to be challenging and rigorous, requiring the attainment of predetermined achievement levels before triggering a payout to the executives. To continue the emphasis on improved unit growth, growth in our human capital management and payroll service solution and profitability, the Compensation Committee tied 100% of the NEOs’ Short-Term Incentive Program payout opportunity to growth in the average number of WSEEs paid, adjusted EBITDAIC (earnings before interest, taxes, depreciation, amortization, and incentive compensation), and growth in the total number of paid employees in our traditional payroll solution. Consistent with prior years, the Compensation Committee chose to exclude incentive compensation from adjusted EBITDA under the Short-Term Incentive Program because any cash payout impacts adjusted EBITDA. For 2023, our annual bonus program was based 45% on adjusted EBITDAIC, 45% on the growth in average number of WSEEs paid, and 10% on growth in the total number of paid employees in our traditional payroll solution.

Annual Bonus Metric	Definition	Rationale
Adjusted EBITDAIC
In setting our adjusted EBITDAIC performance goal, the Compensation Committee chose to exclude specified items from EBITDA (earnings before interest, taxes, depreciation, and amortization), to the extent applicable, including for example, the following: (1) non-cash impairment charges; (2) stock-based and incentive compensation; (3) changes in statutory tax rates and assessments; (4) professional advisory fees and outside costs related to stockholder matters; (5) pre-paid software as a service (“pre-paid SaaS”) product implementation expense; (6) executive severance arrangements; and (7) other extraordinary, unusual or infrequent items.

For 2023, adjusted EBITDAIC, the Compensation Committee only included the adjustments for stock-based and incentive compensation and pre-paid SaaS product implementation expense.
We have included adjusted EBITDAIC as one of our corporate performance goals because we believe it is a key indicator of our overall productivity; effective management of pricing, direct costs and operating expenses; and ability to grow the business while favorably balancing profitability.

Growth in Average WSEEs Paid (“PWEE Growth”)
The PWEE Growth corporate component of the Short-Term Incentive Program bonuses was determined by calculating the year-over-year growth in the average number of WSEEs paid for calendar year 2023 and year-over-year growth as of January 2024 compared to January 2023, with the final payout amount being based upon the period that produced the greatest percentage payout of the target bonus. We included the number of WSEEs paid for January 2024 in the performance period to reflect the results of our annual Fall Sales Campaign and significant year-end client renewal period.

The approach outlined above is consistent with prior years.
We included PWEE Growth as a component in order to focus our NEOs on growing our business. Increasing the average number of WSEEs paid is a key metric for measuring the success of our sales operations and client retention efforts and is a significant driver in our overall growth and performance.
Growth in Number of Traditional Employment Employees (“WX Employee Growth”)	The WX Employee Growth component was measured based on growth in the total number of employees paid in our Workforce Acceleration solution, which is our traditional payroll solution.	We included this component to focus our organization on growing this comprehensive human capital management and payroll service solution.

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2023 Short-Term Incentive Program Performance Results
In 2023, we established rigorous goals under our Short-Term Incentive Program that aligned with our business plan for the year. Our performance under the Short-Term Incentive Program resulted in a payout between threshold and threshold plus for adjusted EBITDAIC and WX Employee Growth, but we fell short of the target established for PWEE Growth. The table below shows the result of component versus our 2023 bonus targets.

		Metric
		Adjusted EBITDAIC (in millions)[1]	PWEE Growth Percentage	WX Employee Growth
Threshold	(25% Payout)	$376.5	7%	64,000
Threshold Plus	(50% Payout)	$398.5	8%	66,000
Target	(100% Payout)	$425.0	9%	70,000
Stretch	(150% Payout)	$449.75	10%	72,000
Maximum	(200% Payout)	$472.0	11%	74,000
Actual Calendar Year Results		$385	5.8%	64,345
Performance Modifier		34.7%	0%	29.3%
______________________________
1Adjusted EBITDAIC under our Short-Term Incentive Program differs from the definition of adjusted EBITDA we disclose as a Non-GAAP financial measure in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” of our annual report on Form 10-K for the year ended December 31, 2023. Under our Short-Term Incentive Program, adjusted EBITDAIC also included an adjustment for incentive compensation expense.
The executives received bonus payouts in the following amounts based on the weighting for each metric and performance against each objective.

Executive	Target Bonus ($)	PWEE Growth Payout	Adjusted EBITDAIC Payout	WX Employee Growth	Bonus Payout (% of Target)	Actual Bonus Payout ($)
Chief Executive Officer and Chairman of the Board	$1,687,500	$0	$263,503	$49,444	18.5%	$312,947
Chief Financial Officer, Executive Vice President of Finance and Treasurer	$598,385	$0	$93,438	$17,533	18.5%	$110,971
President and Chief Operating Officer	$894,231	$0	$139,634	$26,201	18.5%	$165,835
Executive Vice President of Comprehensive Benefits Solutions and Chief Profitability Officer	$441,385	$0	$68,922	$12,933	18.5%	$81,855
Executive Vice President of Legal, General Counsel and Secretary	$506,385	$0	$79,072	$14,837	18.5%	$93,909
Long-Term Equity Incentive Compensation
Long-term equity incentives align the interests of our executive officers with those of our stockholders. We believe that long-term incentives enhance retention while rewarding executive officers for achieving long-term performance goals and enhancing stockholder value. Long-term equity incentive awards are made under the stockholder-approved 2012 Incentive Plan. The objectives of the 2012 Incentive Plan are to:
•provide incentives to attract and retain persons with training, experience and ability to serve as an executive officer;
•promote the interests of the Company by encouraging executive officers to acquire or increase their equity interest in the Company;
•incent executive officers to achieve long-term performance goals and increase stockholder value;

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•provide a means by which executive officers may develop a sense of proprietorship and personal involvement in the development and financial success of the Company; and
•encourage executive officers to remain with, and devote their best efforts to the business of, the Company, thereby advancing the interests of the Company and our stockholders.
Long-Term Equity Awards Granted in 2023
In February 2023, the CEO presented to the Compensation Committee his recommendations for long-term incentive awards for the other executive officers. His recommendations as to the amount and form of awards to be granted were based on a number of factors, including, the importance of each executive officer’s role in the Company’s future business operations, equity pay practices of competitor companies, annual expense to the Company of equity awards, and the Company’s own past practices in granting equity awards. The Compensation Committee then determined and approved the awards for our executive officers, including the CEO, based upon the above noted factors. The Compensation Committee approved 2023 target LTI opportunities for the NEOs that ranged from no increase to a 5.5% increase.
The Compensation Committee also increased the weighting of performance shares granted to the President and COO to further enhance the alignment of his compensation with stockholders.

Executive	Total LTI Grant Date Fair Value	Restricted Stock Units			Performance Shares under LTIP
		Weighting	Shares Granted	Grant Date Fair Value	Weighting	Shares Granted	Grant Date Fair Value
Chief Executive Officer and Chairman of the Board	$6,544,828	35%	17,630	$2,187,707	65%	32,740	$4,357,121
Chief Financial Officer, Executive Vice President of Finance and Treasurer	$1,342,251	55%	5,760	$714,758	45%	4,715	$627,493
President and Chief Operating Officer	$1,767,801	45%	6,165	$765,015	55%	7,535	$1,002,786
Executive Vice President of Comprehensive Benefits Solutions and Chief Profitability Officer	$1,032,134	55%	4,430	$549,719	45%	3,625	$482,415
Executive Vice President of Legal, General Counsel and Secretary	$1,032,134	55%	4,430	$549,719	45%	3,625	$482,415
Awards granted to NEOs under the 2012 Incentive Plan include a “double trigger” requirement in the case of a “change in control” of the Company as defined under the 2012 Incentive Plan. The imposition of a double trigger means that awards granted to NEOs do not immediately vest following a change in control. Under the double trigger, the conditions and/or restrictions that must be met with respect to vesting or exercisability of future awards granted to NEOs will lapse only after a “qualifying termination” within a prescribed number of months following a change in control. All outstanding equity awards held by NEOs include the double trigger requirement.
All equity grants to executive officers are approved solely by the Compensation Committee. If an award is made at a meeting of the Compensation Committee, the grant date is the meeting date or a fixed, future date specified at the time of the grant. RSUs and performance awards are valued in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation.
2023 Restricted Stock Units
The 2023 RSUs granted are all subject to a three-year ratable annual vesting schedule, accrue dividend equivalents payable in additional shares of our common stock at the time of vesting, and all NEO grants include a “double trigger” requirement in the case of a “change in control” of the Company. The 2023 RSUs are subject to the Company’s Qualified Retirement Policy whereby time-vested RSUs will continue vesting in accordance with an awards original vesting

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schedule provided the NEO’s last date of employment is at least six (6) months after the date of grant, the NEO has attained age 62 with at least 15 years of continuous service, the NEO provides the Company with six (6) months advance notice of retirement, the NEO continues to work full-time during such six (6) month period, and the NEO signs a waiver and release of claims. In addition, in order to avoid forfeiting the unvested RSUs, a retired NEO must refrain from providing any services, including but not limited to, as an employee, director, advisor, or independent contractor, to a business engaged in providing any services offered by the Company and its subsidiaries and affiliates at the time of the NEO’s retirement, including but not limited to PEO services, payroll services, retirement services, or insurances services.
2023 Performance Share Awards under the Long-Term Incentive Program (“LTIP”)
In evaluating the structure of the 2023 LTIP Awards, the Compensation Committee considered information provided by FW Cook on market design trends and examined payouts under the adjusted EBITDA component of prior LTIP awards. The Compensation Committee established at grant of the 2023 LTIP Awards set growth percentages for achieving threshold, target and maximum performance levels based on the actual end of the prior year adjusted EBITDA obtained in year one and two of the three-year performance cycle. The Compensation Committee believed that this structure aligned with our stockholder’s long-term interests and incentivized the NEOs and other executive officers for the duration of the LTIP award by eliminating unnecessary volatility in multi-year forecasts while still establishing challenging long-term performance goal metrics. The Compensation Committee decided to assign a weighting for the components of the 2023 LTIP Awards at 75% adjusted EBITDA and 25% relative total shareholder return (“RTSR”). The table below outlines the metrics used in our 2023 performance share awards under the LTIP, and the rationale for each metric.

Performance Share Metric	Definition	Rationale
Adjusted EBITDA (75% weighting)
EBITDA is adjusted for non-cash impairment charges, stock-based compensation expense, pre-paid SaaS product implementation expenses, professional advisory fees and outside costs related to stockholder matters, executive severance arrangements and changes in statutory tax rates and assessments. EBITDA may also be adjusted to exclude extraordinary or unusual items such as: nonrecurring gains or losses, material litigation or settlements, material changes in tax or health care reform laws and the impact of any divestitures, acquisitions or change in accounting pronouncement that occurs during the performance period.
These adjustments are largely consistent with prior years.
The adjusted EBITDA portion of the 2023 LTIP Awards is measured under a three-year performance period (2023-2025) consisting of three one-year performance periods, with each calendar year being equally weighted for one-third of the target opportunity.
The Compensation Committee elected to use adjusted EBITDA as a performance metric because it is a key indicator of our: (1) overall productivity; (2) effective management of pricing, direct costs and operating expenses; and (3) ability to grow the business while favorably balancing profitability.
Relative TSR (RTSR) (25% weighting)
RTSR will be measured over the entire 2023-2025 performance period against the performance of 15 peer companies that the Compensation Committee designated as the Company’s 2023 compensation peer group.
The Compensation Committee elected to use RTSR as a performance metric to further align the long-term financial interests of the executive officers and the Company’s stockholders.
Recipients can earn 50% of the target number of performance shares if the threshold performance level is achieved and can earn up to 200% of the target number of performance shares if the maximum performance level is achieved. If the performance metric for a performance period falls below the threshold level, no performance shares will be credited for the performance period. If actual performance results fall between the threshold, target and maximum performance levels, the number of performance shares earned will be determined by interpolation between the applicable performance levels. For the RTSR component, the 2023 LTIP Awards are structured to cap the payout at 100% of target in the event the Company’s absolute TSR over the performance period is negative, and the payout opportunity is based on the Company’s

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percentile TSR ranking compared the peer group. Please see “— 2021 LTIP Awards” later in this CD&A for additional RTSR information.
Except in the case of a qualifying termination in connection with a change in control, or a termination due to retirement under the Company’s Qualified Retirement Policy, death or disability, a participant in the LTIP must be continuously employed by the Company or its subsidiaries throughout the entire three-year performance period and on the date such award is paid after the conclusion of the performance period to receive a payout of an award. The LTIP awards are payable in shares of our common stock and include dividend equivalents, payable in additional shares of our common stock, with respect to the number of performance shares actually earned pursuant to the LTIP awards if and to the extent dividends are paid on our common stock during the performance period.
Under the Qualified Retirement Policy, portions of the 2023 LTIP Awards may continue to vest provided the NEO’s last date of employment is at least six months after the date of grant, the NEO has attained age 62 with at least 15 years of continuous service, the NEO provides the Company with six months advance notice of retirement, the NEO continues to work full-time during such six (6) month period, and the NEO signs a waiver and release of claims. In addition, in order to avoid forfeiting any outstanding LTIP Awards, a retired NEO must refrain from providing any services, including but not limited to, as an employee, director, advisor, or independent contractor, to a business engaged in providing any services offered by the Company and its subsidiaries and affiliates at the time of the NEO’s retirement, including but not limited to PEO services, payroll services, retirement services, or insurances services. Any payout under the 2023 LTIP Awards is further limited to a pro-rata amount for the portion of the performance period during which the NEO provided services and based upon actual performance results certified by the Compensation Committee. For any open performance period that begins after the NEO’s last day of employment, that portion of the LTIP award is forfeited.
The performance objectives and payout percentages for the portion of the first year of the 2023 LTIP Awards subject to the achievement of the adjusted EBITDA performance metric was as follows:

Performance Level	2023 Adjusted EBITDA Performance Objective (in millions)	Payout Percentage
Below Threshold	Less Than $353	0%
Threshold	$353	50%
Target	$381	100%
Maximum	$409	200%
For purposes of the 2023 LTIP Awards, the Compensation Committee certified adjusted EBITDA of $353.6 million for the 2023 performance period. The Compensation Committee determined the LTIP performance modifier to be 51% for the first one-third tranche of the 2023 LTIP Award attributed to adjusted EBITDA.
2022 LTIP Awards
The performance objectives and payout percentages for the portion of the second year of the 2022 LTIP Awards subject to the achievement of the adjusted EBITDA performance metric was as follows:

Performance Level	2023 Adjusted EBITDA Performance Objective (in millions)	Payout Percentage
Below Threshold	Less Than $370	0%
Threshold	$370	50%
Target	$388	100%
Maximum	$405	200%
For purposes of the 2022 LTIP Awards, the Compensation Committee certified adjusted EBITDA of $353.6 million for the 2023 performance period. The Compensation Committee determined the LTIP performance modifier to be 0% for the second one-third tranche of the 2022 LTIP Award attributed to adjusted EBITDA.
2021 LTIP Awards
In February 2021, the Compensation Committee granted awards under the LTIP (the “2021 LTIP Awards”) to the NEOs

Insperity	30	2024 Proxy Statement

and certain other officers. The 2021 LTIP Awards are weighted at 75% for the adjusted EBITDA component and 25% for the RTSR component. Adjusted EBITDA is subject to a three-year performance period, 2021-2023, with each year being equally weighted for one-third of the target opportunity, while RTSR is measured over the entire 2021-2023 performance period.
For the 2021 LTIP Awards, the Compensation Committee elected to use increasing levels of EBITDA, with certain pre-defined adjustments expressed as a growth percentage established at grant based on the actual end of the prior year adjusted EBITDA, as the performance metric, because it is a key indicator of our: (1) overall productivity; (2) effective management of pricing, direct costs and operating expenses; and (3) ability to grow the business while favorably balancing profitability. For the 2023 performance period, adjusted EBITDA for the 2021 LTIP Awards was generally subject to the same adjustments as the 2023 LTIP Awards, with the exception of not including an adjustment for pre-paid SaaS product implementation expenses. Adjusted EBITDA is a non-GAAP financial measure (for additional information, please see the discussion of Adjusted EBITDA under “— Long-Term Equity Incentive Compensation — Long-Term Equity Awards Granted in 2023”).
For RTSR, the Compensation Committee elected to measure the Company’s performance against the performance of 15 companies the Compensation Committee designated as the 2021 compensation peer group. To mitigate the impact of one day’s trading activity, the beginning and ending stock price for each peer company is determined using a 20-day average closing stock price for the first day and last day of the performance period. If the Company’s absolute TSR over the performance period is negative, the payout percentage is capped at 100% of target performance shares granted, regardless of the Company’s RTSR positioning.
The 2021 LTIP Awards are payable in shares of our common stock and include dividend equivalents, payable in additional shares of our common stock, with respect to the number of performance shares actually earned pursuant to the 2021 LTIP Awards if and to the extent dividends are paid on our common stock during the performance period.
The table below outlines the adjusted EBITDA performance achieved for each of the three performance periods within the 2021 LTIP Awards:

Performance Period (in millions)	Adjusted EBITDA Goals			Actual Results	Vesting Percentage
	Threshold	Target	Maximum
2021	225	250	275	$254.9	120%
2022	268	280	293	$352.3	200%
2023	370	388	405	$353.6	0%
For the 2021 to 2023 performance period, the Company’s RTSR performance placed the Company at the 73rd percentile compared to the performance of the companies included in the 2021 compensation peer group. Based upon this level of performance, the RTSR component of the 2021 LTIP Awards vested at 146.6%, as set forth in the table below:

2021-2023 Performance Period	Relative Total Shareholder Return (RTSR) Goals				Actual Percentile Achieved	Vesting Percentage
	25th Percentile or Better	50th Percentile or Better	75th Percentile or Better	90th Percentile or Better
Payout as a Percentage of Target	50%	100%	150%	200%	73rd Percentile	146.6%

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Based upon the adjusted EBITDA and RTSR vesting percentages above, the executives received payouts for the 2021 LTIP as summarized below:

Executive	2021 Target # of PSUs	PSU Payout Multiplier	2021 Earned Amounts
Chief Executive Officer and Chairman of the Board	38,470	116.7%	44,876
Chief Financial Officer, Executive Vice President of Finance and Treasurer	6,340	116.7%	7,396
President and Chief Operating Officer	9,585	116.7%	11,182
Executive Vice President of Comprehensive Benefits Solutions and Chief Profitability Officer	4,820	116.7%	5,623
Executive Vice President of Legal, General Counsel and Secretary	4,820	116.7%	5,623
Other Compensation Elements
Retirement Benefits
We do not provide pension arrangements or nonqualified defined contribution or other deferred compensation plans for our executive officers. Our executive officers are eligible to participate in the Company’s corporate 401(k) plan. For payroll periods in 2023, we contributed on behalf of each eligible participant a matching contribution equal to 100% of the first 6% of compensation contributed to the 401(k) plan by the participant (subject to applicable limitations under the Internal Revenue Code).
Supplemental Benefits, Including Management Perquisites
Executive compensation also includes supplemental benefits and a limited number of perquisites that enhance our ability to attract and retain talented executive officers. We believe that perquisites assist in the operation of business, allowing executive officers more time to focus on business objectives. Supplemental benefits and perquisites include the following: (1) an automobile for business and personal use (executive officers are taxed on their personal use); (2) a supplemental executive disability income program that provides disability income of 60% of an executive officer’s covered earnings capped at a maximum benefit of $2,308 per week and $30,000 per month for short-term and long-term disability benefits, respectively; and (3) an executive wellness program.
In addition to the foregoing perquisites, our executive officers participate in the annual Chairman’s Trip. The annual Chairman’s Trip is provided for sales representatives meeting a certain sales target and a guest of those sales representatives. We believe that our executive officers and their spouses should be part of the trip to recognize these outstanding employees of the Company and to build relationships that contribute to retention. We pay the associated income taxes related to the trip on behalf of our employees and executive officers.
Compensation Governance and Administration Process
Role of Management in Setting Compensation
The recommendations of the CEO play a significant role in the Compensation Committee’s determination of compensation matters related to the other NEOs, each of whom report directly to the CEO. On an annual basis, the CEO makes recommendations to the Compensation Committee regarding such components as salary adjustments, target annual incentive opportunities and the value of long-term incentive awards. In making his recommendations, the CEO reviews the performance of each of the other NEOs based upon the core competencies of business ethics, managing customer focus, business acumen, strategic thinking and visionary leadership, market data for similar positions and other factors deemed relevant in reviewing each executive officer’s performance. The Compensation Committee takes the CEO’s recommendation under advisement, but makes all final decisions regarding each NEO’s compensation. The CEO does not make a recommendation with respect to his own compensation. The CEO typically attends Compensation Committee meetings, but the CEO is excused from any meeting when the Compensation Committee discusses the CEO’s compensation. Additionally, the Compensation Committee regularly meets in executive session, without the presence of the CEO. The CEO’s compensation is reviewed and discussed by the Compensation Committee and his performance is evaluated at least annually. The Compensation Committee makes all final compensation decisions for each of our NEOs, including the CEO.

Insperity	32	2024 Proxy Statement

Role of the Compensation Committee in Setting Compensation
The Compensation Committee is responsible for designing, implementing and administering our executive compensation programs and, in doing so, the Compensation Committee is guided by the compensation philosophy stated above. The Compensation Committee reviews and approves total compensation for our NEOs through a comprehensive process that includes:
•selecting and engaging an external, independent consultant;
•reviewing and selecting companies to be included in our peer group;
•reviewing market data on all major elements of executive compensation;
•reviewing alignment of executive compensation and incentive goals with stockholder value; and
•reviewing performance results against corporate goals.
A complete listing of our Compensation Committee’s responsibilities is included in the Compensation Committee’s charter, which is available for review on our corporate website at www.insperity.com under the Corporate Governance heading in the Investor Relations section.
Role of the Compensation Consultants in the Compensation Process
The Compensation Committee’s charter provides that it has the sole authority to retain and terminate any compensation consultant to assist in maintaining compensation practices in alignment with our compensation goals. The Compensation Committee believes that outside consultants are an efficient way to keep current on executive compensation trends and stay abreast of competitive compensation practices. For 2023, the Compensation Committee retained FW Cook as its compensation consultant. FW Cook has not received any remuneration from the Company, directly or indirectly, other than for advisory services rendered to, or at the direction of, the Compensation Committee or the Board. The Compensation Committee has reviewed FW Cook’s independence and determined that FW Cook is an independent advisor with no conflicts of interest with us (as determined under Rule 10C-1(b)(4)(i) of the Exchange Act).
Assessing External Market Compensation Practices
At the direction of the Compensation Committee, we annually conduct an executive compensation study that compares each executive officer’s compensation to market data for similar positions. While the Compensation Committee does not target our executive officers’ pay to any particular level (such as a target percentile) of comparative market data contained in executive compensation studies, such data help to inform and influence pay decisions and are considered by the Compensation Committee in meeting our compensation program objectives as described above.
Selecting a peer group to benchmark compensation for our executive officers presents certain challenges, including the limited number of publicly-traded PEOs and the Company’s specific business model. As one of the largest PEO service providers in the United States, our direct PEO service competitors include TriNet Group, Inc., a national PEO, and the PEO divisions of Automatic Data Processing, Inc. and Paychex, Inc., which are significantly larger business service companies. The delivery of our PEO services and our other business performance solutions requires a variety of professional services, human resources, information technology services and software. These areas represent important components of our overall service offerings, and we compete for talent with many companies offering similar services or products. Our peer group includes a number of these companies.
The selection process for the Compensation Peer Group took into account multiple factors, including: industry (with an emphasis on outsourced human resources services, including our PEO competitors, and information technology services), comparable revenue range, comparable market capitalization, the extent to which each company may compete with Insperity for executive talent, peer groups of our PEO peers and peers selected by certain firms who provide proxy advisory services. For setting 2023 compensation, after reviewing the peer group with FW Cook, the Compensation Committee determined that no changes or additions to the peer group were necessary. For 2023, the Compensation Peer Group included the following companies:

Insperity	33	2024 Proxy Statement

	Company Name	Company Ticker
Providers of PEO Services	Automatic Data Processing, Inc.	ADP
	Paychex, Inc.	PAYX
	TriNet Group, Inc.	TNET
IT Services and Software	Broadridge Financial Solutions, Inc.	BR
	CACI International Inc.	CACI
	Gartner, Inc.	IT
	Genpact Limited	G
Professional Services	ASGN Incorporated	ASGN
	FTI Consulting, Inc.	FCN
	ICF International, Inc.	ICFI
	Kelly Services, Inc.	KELYA
	Kforce, Inc.	KFRC
	Korn Ferry	KFY
	Robert Half International, Inc.	RHI
	TrueBlue, Inc.	TBI
In addition to the results of the compensation study, internal factors are also an important consideration when determining each executive officer’s compensation. These factors include:
•the executive officer’s performance review conducted by either the Compensation Committee (for the CEO) or the CEO (for all other executive officers);
•the CEO’s recommendations regarding the other executive officers;
•the executive officer’s tenure with the Company, industry experience and ability to influence stockholder value; and
•the importance of the executive officer’s position to the Company in relation to the other executive officer positions within the Company.
Stock Ownership Guidelines
To further align the interests of our NEOs and non-employee directors with those of our stockholders, we have adopted stock ownership guidelines. The stock ownership guidelines provide that the CEO is required to own five times his annual base salary in our common stock and all non-employee directors are required to own five times their annual cash retainer in our common stock. The other executive officers are required to own three times or one and one-half times annual base salary in our common stock, depending on the executive tier level established by the Compensation Committee. Stock ownership includes direct stock ownership but does not include unvested performance awards or unexercised stock options. The Company annually monitors and calculates the stock ownership level of each individual, and each individual has five years to meet the applicable ownership requirements. The CEO and other executive officers are in compliance and each non-employee director is in compliance or is expected to be in compliance within the applicable time period.
Employment Agreements, Severance and Change in Control Compensation
Our executive officers are employed at will and none have an employment agreement.
We maintain an executive severance plan for our NEOs and other executive officers that provides severance benefits if the participating executive is involuntarily terminated, or in the event of a change in control, is involuntarily terminated or terminates for good reason (as defined in the Plan) within a specified period of time after the change in control. In exchange for being covered under the executive severance plan, each NEO was presented with a participation agreement and required to agree to certain restrictive covenants in favor of the Company, including a twenty-four (24) month non-compete for the CEO, an eighteen (18) month non-compete for the other NEOs, and a twenty-four (24) month non-solicitation of customers and non-solicitation of employees. In addition, the payment of severance benefits is subject to the NEO entering into a general release of claims with the Company upon termination of employment. There were no benefits paid under the severance plan to NEOs or other executive officers during 2023.

Insperity	34	2024 Proxy Statement

Equity awards granted to executive officers do not automatically accelerate upon a change in control. Rather such awards contain a “double trigger” requiring a qualifying termination within a prescribed number of months following the change in control in order to accelerate vesting. All outstanding equity awards held by our NEOs are subject to the double trigger requirement.
These arrangements are discussed in more detail under “Potential Payments Upon Termination or Change in Control.”
Policy for the Recovery of Erroneously Awarded Compensation (“Clawback Policy”)
In 2023, the Compensation Committee adopted a new Clawback Policy applicable to current and former executive officers, consistent with NYSE listing standards. The new Clawback Policy provides for the Compensation Committee to pursue recoupment of certain erroneously awarded incentive compensation from executive officers in the event of an accounting restatement. Incentive compensation paid under the Short-Term Incentive Program and LTIP is subject to the Clawback Policy. The Company also continues to maintain a broad-based recoupment policy for incentive compensation paid to all other employees. The Clawback Policy and broad-based recoupment policy reflect the Company’s culture that emphasizes integrity and accountability.
Risk Assessment
The Company conducted an assessment of our compensation programs and practices for its employees and determined that there are no risks arising from such compensation programs and practices that are reasonably likely to have a material adverse effect on the Company. In arriving at this determination, some of the key risk mitigators included independent review by departments not participating in the compensation program, internal audit review, maintenance of a whistleblower line, and external auditor review.
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its principal executive officer, principal financial officer, and any of its three other most highly compensated executive officers for the taxable year (other than the principal executive officer or the principal financial officer) (collectively the “covered employees”). The group of covered employees also includes an employee once considered a covered employee who continues to receive compensation from the Company (even though the employee is no longer a covered employee).
We strive to take action, where possible and considered appropriate, to preserve the deductibility of compensation paid to our executive officers. The Company does not have any compensation covered by grandfathered arrangements, therefore compensation paid to our expanded group of covered employees will be subject to a $1 million annual deduction limitation. Although the deductibility of compensation is a consideration evaluated by the Compensation Committee, the Compensation Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation is not material relative to the benefit of being able to attract and retain talented management. We have also awarded compensation that might not be fully tax deductible when such grants were nonetheless in the best interest of the Company and our stockholders. Accordingly, the Compensation Committee will continue to retain the discretion to pay compensation that is subject to the $1 million deductibility limit.
Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
The foregoing report is provided by the following directors, who are members of the Compensation Committee:

COMPENSATION COMMITTEE
Timothy T. Clifford, Chairperson
Carol R. Kaufman
Randall Mehl

Insperity	35	2024 Proxy Statement

Compensation Committee Interlocks and Insider Participation
During 2023, among our current directors, Mr. Clifford, Ms. Kaufman and Mr. Mehl served on the Compensation Committee. Dr. Jones also served on our Compensation Committee in 2023 until his appointment as Commonality, Equality, and Cohesion Board Liaison in July 2023. None of the members of the Compensation Committee in 2023 is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.
SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation paid or earned by the CEO, chief financial officer and each of the three other most highly compensated executive officers of the Company for services rendered in all capacities to the Company for each year in the prior three years that such individual was a NEO. We have not entered into any employment agreements with any of our NEOs.
The compensation plans under which the grants in the following tables were made are generally described in the Compensation Discussion and Analysis section, and include the Short-Term Incentive Program and the 2012 Incentive Plan, which provide for, among other things, restricted stock unit grants, performance restricted stock unit grants, and LTIP performance awards.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)[3]	Total ($)
Paul J. Sarvadi, Chief Executive Officer and Chairman of the Board	2023	1,125,000	—	6,544,828	312,947	27,236	8,010,011
	2022	1,125,000	—	6,194,009	3,355,154	26,217	10,700,380
	2021	1,082,000	—	5,533,922	2,986,320	21,912	9,624,154
Douglas S. Sharp, Chief Financial Officer, Executive Vice President of Finance and Treasurer	2023	603,000	—	1,342,251	110,971	69,633	2,125,855
	2022	573,000	—	1,278,348	1,138,615	92,428	3,082,391
	2021	549,000	—	1,296,620	909,144	38,252	2,793,016
A. Steve Arizpe, President and Chief Operating Officer	2023	720,000	—	1,767,801	165,835	77,605	2,731,241
	2022	690,000	—	1,742,424	1,713,462	105,286	4,251,172
	2021	660,000	—	1,771,181	1,457,280	43,898	3,932,359
James D. Allison, Executive Vice President of Comprehensive Benefits Solutions and Chief Profitability Officer	2023	446,000	—	1,032,134	81,855	71,241	1,631,230
	2022	416,000	—	971,641	825,846	92,818	2,306,305
	2021	396,000	—	985,585	655,766	37,732	2,075,083
Daniel D. Herink[4], Executive Vice President of Legal, General Counsel and Secretary	2023	511,000	—	1,032,134	93,909	65,814	1,702,857
	2022	481,000	—	971,641	955,846	92,162	2,500,649
	2021	461,350	—	985,585	763,416	36,604	2,246,955
______________________________
1The amounts in this column represent the aggregate grant date fair value of awards granted in the year indicated and includes time-vested restricted stock units, the 2021 LTIP Awards, the 2022 LTIP Awards, and the 2023 LTIP awards. The grant value of the 2021 LTIP Awards, the 2022 LTIP Awards, and the 2023 LTIP Awards are shown at target. Actual awards may range from 0% to 200% of the target number of phantom shares if the maximum performance level is achieved. The grant date fair value of the 2021 LTIP Awards assuming achievement of the maximum level of performance are: Mr. Sarvadi - $7,393,002; Mr. Sharp - $1,218,390; Mr. Arizpe - $1,841,983; Mr. Allison - $926,284; and Mr. Herink - $926,284. The grant date fair value of the 2022 LTIP Awards assuming achievement at the maximum level of performance are: Mr. Sarvadi - $8,188,251; Mr. Sharp - $1,181,360; Mr. Arizpe - $1,784,792; Mr. Allison $898,062; and Mr. Herink $898,062. The grant date fair value of the 2023 LTIP Awards assuming achievement of the maximum level of performance are: Mr. Sarvadi - $8,714,242; Mr. Sharp - $1,254,986; Mr. Arizpe - $2,005,571; Mr. Allison - $964,830; and Mr. Herink - $964,830. For additional information, refer to Note 9, “Incentive Plans,” in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 8, 2024. See the Grants of Plan-Based Awards Table for information on awards made in 2023. These amounts do not necessarily correspond to the actual value that will be realized by the NEO.
2Represents variable cash compensation earned and awarded by the Compensation Committee under the Short-Term Incentive Program. A description of the Short-Term Incentive Program is included in “Variable Short-Term Incentive Compensation” in the Compensation Discussion and Analysis.

Insperity	36	2024 Proxy Statement

3All other compensation in 2023 includes the following: Company-provided automobiles; 401(k) matching contributions; premiums for executive disability insurance; and occasional Company-related travel, events and use of Company-owned property. Certain of the aforementioned items involved no incremental cost to the Company. The cost of the Chairman’s Trip and spousal travel paid by the Company on behalf of the executive during 2023 for Messrs. Sharp, Arizpe, Allison, and Herink totaled $15,274 each. The associated federal income taxes totaled $9,910 each. The incremental cost of Mr. Arizpe’s use of a Company-leased vehicle was $25,186. The 401(k) matching contributions made by the Company during 2023 for the NEOs totaled $19,800 each.
4Mr. Herink voluntarily resigned his officer position effective December 31, 2023. He will continue as executive counsel until his retirement on April 1, 2024. Please see our Form 10-Q filed October 31, 2023 for additional information.
GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information about equity and non-equity awards granted to our NEOs in 2023:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Possible Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	Grant Date Fair Value of Stock and Option Awards ($)[4]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul J. Sarvadi	2/28/2023	421,875	1,687,500	3,375,000	—	—	—	—	—
	2/28/2023	—	—	—	—	—	—	17,630	2,187,707
	2/28/2023	—	—	—	16,370	32,740	65,480	—	4,357,121
Douglas S. Sharp	2/28/2023	150,750	603,000	1,206,000	—	—	—	—	—
	2/28/2023	—	—	—	—	—	—	5,760	714,758
	2/28/2023	—	—	—	2,358	4,715	9,430	—	627,493
A. Steve Arizpe	2/28/2023	225,000	900,000	1,800,000	—	—	—	—	—
	2/28/2023	—	—	—	—	—	—	6,165	765,015
	2/28/2023	—	—	—	3,768	7,535	15,070	—	1,002,786
James D. Allison	2/28/2023	111,500	446,000	892,000	—	—	—	—	—
	2/28/2023	—	—	—	—	—	—	4,430	549,719
	2/28/2023	—	—	—	1,813	3,625	7,250	—	482,415
Daniel D. Herink	2/28/2023	127,750	511,000	1,022,000	—	—	—	—	—
	2/28/2023	—	—	—	—	—	—	4,430	549,719
	2/28/2023	—	—	—	1,813	3,625	7,250	—	482,415
__________________________________
1These amounts represent the threshold, target and maximum amounts payable to each executive under the Short-Term Incentive Program for 2023. If the threshold is not achieved, the payout is zero. The amounts earned by our NEOs under the Short-Term Incentive Program in 2023 are reflected in the Summary Compensation Table.
2These amounts represent the threshold, target and maximum amount of shares payable to each executive under the LTIP.
3These amounts represent the number of RSUs granted to each executive under the 2012 Incentive Plan during 2023.
4These amounts represent the aggregate grant date fair value of RSUs and phantom stock granted to each executive during 2023. For RSUs, fair value is calculated using the closing price of our common stock on the NYSE on the date of grant. The grant value of the 2023 LTIP Awards is shown at target. Actual 2023 LTIP Awards may range from 0% to 200% of the target number of phantom shares if below threshold level is not achieved or the maximum performance level is achieved. The grant date fair value of the 2023 LTIP Awards assuming achievement of the maximum level of performance are: Mr. Sarvadi - $8,188,251; Mr. Sharp - $1,181,360; Mr. Arizpe - $1,784,792; Mr. Allison $898,062; and Mr. Herink $898,062. For the relevant assumptions used to determine the valuation of our stock awards, refer to Note 9, “Incentive Plans,” in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 8, 2024. The terms of the RSU awards provide for three-year vesting and the payment of dividend equivalents on all unvested shares. The 2023 LTIP Awards are payable in shares of our common stock and include dividend equivalents, payable in additional shares of our common stock, with respect to the number of phantom shares actually earned pursuant to the 2023 LTIP Awards if and to the extent dividends are paid on our common stock during the performance period.

Insperity	37	2024 Proxy Statement

OUTSTANDING EQUITY AWARDS TABLE AT 2023 FISCAL YEAR END

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1]
Paul J. Sarvadi	—	—	—	41,630	[3]	4,879,869	122,138	14,317,016
Douglas S. Sharp	—	—	—	13,967	[4]	1,637,212	18,601	2,180,409
A. Steve Arizpe	—	—	—	16,291	[5]	1,909,631	28,477	3,338,074
James D. Allison	—	—	—	10,669	[6]	1,250,620	14,179	1,662,062
Daniel D. Herink	—	—	—	10,669	[6]	1,250,620	14,179	1,662,062
____________________________________________
1Based on the closing price of $117.22 of our common stock on the NYSE on December 31, 2023.
2Includes LTIP awards scheduled to vest (assuming target results for performance periods not yet complete and actual results for performance periods completed) and includes an estimate of dividend equivalents for the dividends declared since the date of grant. These awards will vest provided the officer continues to either be employed by us on the applicable vesting date or have satisfied the conditions under the Qualified Retirement Policy.
3Includes time-vested RSUs and dividend equivalents. Awards and dividend equivalents are scheduled to vest as follows provided the officer continues to be employed by us on the applicable vesting date: 21,540 on February 28, 2024; 14,094 on February 28, 2025 and 5,995 on February 28, 2026.
4Includes time-vested RSUs and dividend equivalents. Awards and dividend equivalents are scheduled to vest as follows provided the officer continues to be employed by us on the applicable vesting date: 7,397 on February 28, 2024; 4,611 on February 28, 2025 and 1,959 on February 28, 2026.
5Includes time-vested RSUs and dividend equivalents. Awards and dividend equivalents are scheduled to vest as follows provided the officer continues to be employed by us on the applicable vesting date: 8,820 on February 28, 2024; 5,374 on February 28, 2025 and 2,097 on February 28, 2026.
6Includes time-vested RSUs and dividend equivalents. Awards and dividend equivalents are scheduled to vest as follows provided the officer continues to be employed by us on the applicable vesting date: 5,640 on February 28, 2024; 3,522 on February 28, 2025 and 1,507 on February 28, 2026.
OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Paul J. Sarvadi	—	—	88,533	10,941,877
Douglas S. Sharp	—	—	18,324	2,260,131
A. Steve Arizpe	—	—	26,624	3,285,938
James D. Allison	—	—	14,681	1,811,007
Daniel D. Herink	—	—	14,681	1,811,007
______________________________________
1Represents the value of the shares on the vesting date based on the last reported closing price of our common stock on the NYSE immediately preceding the vesting date.

Insperity	38	2024 Proxy Statement

SECURITIES RESERVED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS TABLE
The following table sets forth information about our common stock that was available for issuance under all of our existing equity compensation plans as of December 31, 2023:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance
Plan Category	(# in thousands)		($)		(# in thousands)
Equity compensation plans approved by security holders[1]	340	[2]	—	[3]	4,059 [4]
Equity compensation plan not approved by security holders	—		—		—
Total	340		—		4,059
______________________________
1The Insperity, Inc. Incentive Plan, amended and restated May 22, 2023 (the “Incentive Plan”), formerly the 2012 Incentive Plan, and the Insperity, Inc. 2008 Employee Stock Purchase Plan (the “ESPP”) have been approved by our stockholders. The ESPP is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code.
2Includes 340,059 shares subject to issuance under the LTIP as of December 31, 2023 assuming maximum results for performance periods not yet complete and actual results for completed performance periods and associated dividend equivalents.
3Weighted average exercise price does not take into account shares to be issued under the LTIP.
4This includes 2,221,512 shares available under the ESPP and 1,837,540 shares available under the Incentive Plan. As of April 4, 2024, 2,200,047 shares and 1,436,976 shares (assuming maximum results for performance periods not yet complete and actual results for performance periods completed) were available for issuance under the ESPP and the Incentive Plan, respectively. The securities remaining available for issuance under the Incentive Plan may be issued in the form of stock options, performance awards, stock awards (including restricted stock), phantom stock awards, stock appreciation rights, and other stock-based awards.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Our current and former NEOs are eligible to receive potential payments and benefits in connection with an involuntary termination without cause, qualifying retirement, termination due to death or disability, or termination under certain circumstances during the 18-month period following a change in control of the Company, or the completion of a change in control in which the continuing entity fails to assume, replace or substitute outstanding equity awards under the Incentive Plan with new awards of equivalent or great value and on substantially equivalent or more favorable terms (“CIC Non-Assumption”. The table and discussion below describes potential payments and other benefits that would have been received or receivable by each NEO under our executive severance plan or related plans and agreements, including our 2012 Incentive Plan and Long-Term Incentive Program (including the applicable award agreements), if employment had been terminated under various circumstances on December 31, 2023. The timing of the payments described below to the NEOs may also be subject to the provisions of Section 409A which may delay payment. For equity awards, we calculated the value using the closing price on the last trading day of our fiscal year ending December 31, 2023.

Insperity	39	2024 Proxy Statement

	Retirement ($)	Termination Not For Cause ($)	Death or Disability ($)	Termination Not For Cause or For Good Reason After Change in Control or a CIC Non-Assumption ($)
Paul J. Sarvadi
Cash Severance(1)	—	2,250,000	—	7,031,250
Time-vested RSUs(2)	4,879,869	—	4,879,869	4,879,869
Short-Term Incentive Program(3)	312,947	1,687,500	—	—
Long-Term Incentive Program(4)	9,951,537	—	10,099,528	14,377,163
Continued Health Care Benefits(5)	—	39,944	—	49,930
Total	15,144,353	3,977,444	14,979,397	26,338,212
Douglas S. Sharp
Cash Severance(1)	—	904,500	—	2,412,000
Time-vested RSUs(2)	1,637,212	—	1,637,212	1,637,212
Short-Term Incentive Program(3)	110,971	603,000	—	—
Long-Term Incentive Program(4)	1,552,461	—	1,573,657	2,190,168
Continued Health Care Benefits(5)	—	28,942	—	38,590
Total	3,300,644	1,536,442	3,210,869	6,277,970
A. Steve Arizpe
Cash Severance(1)	—	1,080,000	—	3,240,000
Time-vested RSUs(2)	1,909,631	—	1,909,631	1,909,631
Short-Term Incentive Program(3)	165,835	900,000	—	—
Long-Term Incentive Program(4)	2,356,108	—	2,391,019	3,352,900
Continued Health Care Benefits(5)	—	23,542	—	31,390
Total	4,431,574	2,003,542	4,300,650	8,533,921
James D. Allison
Cash Severance(1)	—	669,000	—	1,784,000
Time-vested RSUs(2)	—	—	1,250,620	1,250,620
Short-Term Incentive Program(3)	—	446,000	—	—
Long-Term Incentive Program(4)	—	—	1,197,588	1,669,280
Continued Health Care Benefits(5)	—	44,706	—	59,608
Total	—	1,159,706	2,448,208	4,763,508
Daniel D. Herink
Cash Severance(1)	—	766,500	—	2,044,000
Time-vested RSUs(2)	—	—	1,250,620	1,250,620
Short-Term Incentive Program(3)	—	511,000	—	—
Long-Term Incentive Program(4)	—	—	1,197,588	1,669,280
Continued Health Care Benefits(5)	—	44,706	—	59,608
Total	—	1,322,206	2,448,208	5,023,508
We have no employment agreements in place for our NEOs or other executive officers. In the event an NEO voluntarily terminates employment (other than for good reason following a change in control of the Company) or employment is terminated for cause, there are no additional payments or benefits beyond any base salary accrued through the date of termination.

Insperity	40	2024 Proxy Statement

There are no unvested outstanding stock options and none have been granted to our executive officers. All outstanding awards granted to employees, including to our NEOs, under the 2012 Incentive Plan include a “double trigger” requirement in the event of a change in control of the Company (as defined under our 2012 Incentive Plan). As a result of the double trigger requirement, awards will not vest following a change in control unless there is a qualifying termination of employment after the change in control (see “Executive Compensation — Compensation Discussion and Analysis” for additional information). There is no excise tax gross-up provision with respect to payments contingent upon a change in control under any of the Company’s plans, programs and we have no agreements with any of our executive officers.
__________________________________
(1)Cash Severance – NEOs and other executive officers are eligible to participate in our Executive Severance Plan (“Severance Plan”) approved by the Board. Participation in the Severance Plan is conditioned upon execution of a participation agreement which includes certain restrictive covenants in favor of the Company, a non-compete, a non-solicitation of customers and a non-solicitation of employees. Our NEOs have all executed the participation agreement.
Under the Severance Plan, our current NEOs, if involuntarily terminated without “cause” (as defined in the Severance Plan) other than following a change in control (as defined in our Incentive Plan (“Change in Control”)), would receive cash severance in substantially equal installments during the severance period of 24 months for the CEO and 18 months for the other NEOs at their respective base salary in effect as of the date of termination. Our current NEOs, if involuntary terminated without cause or terminate for “good reason” (as defined in our Severance Plan) during the 18-month period after a Change in Control, would receive a lump sum cash severance equal to 30 months for the CEO and 24 months for the other NEOs of their respective base salary in effect as of the date of termination and their respective target annual bonus under the Short-Term Incentive Program.
Under terms of the Severance Plan, each NEO is required to enter into a general release of claims upon termination of employment, and payments remain conditioned upon the NEO’s continued adherence to non-competition, non-solicitation and non-disparagement covenants.
(2)Time-vested RSUs – At December 31, 2023, the NEOs have time-based restricted stock units (“RSUs”) outstanding under our Incentive Plan. The treatment of these equity awards will vary depending on the circumstances of the termination. Under the Company’s Qualified Retirement Policy, RSU awards will continue to vest in accordance with an awards vesting schedule provided the NEO’s last day of employment is at least 6 months after the grant date, the NEO has attained age 62 with 15 years of continuous service and the NEO provides the Company with 6 months advance notice of retirement and signs a general release of claims. RSUs are also credited with any dividend equivalents from the grant date.
In the event an NEO is involuntarily terminated, with or without cause, all unvested RSUs are forfeited. In the event of an NEO’s death, disability, a CIC Non-Assumption, or if during the 18-month period after a Change in Control a current NEO is involuntary terminated without cause or terminates for good reason (as defined in the applicable award agreement), all unvested RSUs are immediately vested and distributed, along with any dividend equivalents accrued on the RSUs, which are distributed in the form of additional shares.
(3)Short-Term Incentive Program – Our Short-Term Incentive Program provides for the annual bonus award to be forfeited if employment is terminated prior to the payment date, including in the event of death or disability. Under the Company’s Qualified Retirement Policy, Short-Term Incentive Program awards will be payable pro-rata based on the number of days the NEO was employed that year, at the actual level of achievement, and when awards are normally paid, provided the NEO has attained age 62 with 15 years of continuous service, provides the Company with 6 months advance notice of retirement and signs a general release of claims.
Under the Severance Plan, our current NEOs, if involuntarily terminated without cause, would receive a pro-rated lump sum payment when awards are normally paid but the amount will be based on the number of days the NEO was employed that year and assuming the target level of achievement. Our current NEOs, if involuntary terminated without cause or terminate for good reason (as defined in the Severance Plan) during the 18-month period after a Change in Control, are not entitled to any additional payment under the Short-Term Incentive Program, rather, the target annual bonus is included as part of the cash severance multiplier.
(4)Long-Term Incentive Program – At December 31, 2023, our NEOs have performance based LTIP awards outstanding under our Incentive Plan. The treatment of the LTIP awards will vary depending on the circumstances of the termination. Under the Company’s Qualified Retirement Policy, provided the NEO’s last day of employment is at least 6 months after the grant date, the NEO has attained age 62 with 15 years of continuous service and the NEO provides the Company with 6 months advance notice of retirement and signs a general release of claims, the LTIP awards will vest as follows: (i) any portion of the LTIP award with a performance period that ends prior to the NEO’s retirement date will be paid based on actual achievement of the performance goal(s); (ii) any portion of the LTIP award with a performance period that begins before, but then ends after, the NEO’s retirement date will be paid based on actual achievement of the performance goal(s) during the performance period(s) pro-rated by a fraction, with the numerator of the total number of days of the NEO’s employment from the first day of the performance period through the date of the NEO’s retirement, and the denominator of the total number of days encompassing the first day of the performance period and the last day of the applicable performance period; and (iii) the portion of an LTIP award with any performance period that begins on or after the NEO’s retirement date will be forfeited. Any LTIP amount determined under the Qualified Retirement Policy will be paid when the LTIP is regularly scheduled to be paid.
Upon termination due to disability or death, provided the NEO has been continuously employed since the LTIP award date, outstanding awards will continue to vest based on actual achievement of the performance goal(s) during the performance period(s) pro-rated by a fraction, with the numerator of the total number of days of the NEO’s employment from the grant date through the date of the NEO’s disability or death, and the denominator of the total number of days encompassing the first day of the first performance period and the last day of the last performance period applicable to the award (if multiple performance periods). Any LTIP amount determined on account of death or disability will be paid when the LTIP is regularly scheduled to be paid.

Insperity	41	2024 Proxy Statement

In the event an NEO is involuntarily terminated, with or without cause, other than in connection with a “change in control,” all unvested LTIP awards are forfeited.
In the event of a CIC Non-Assumption or if the NEO has a “qualifying termination” (as defined in the LTIP) following a Change in Control, the NEO is eligible to receive the change in control value calculated based on the sum of (i) actual performance results for any performance period that was completed on or prior to the date of the change in control and (ii) for any incomplete performance period the greater of target performance or actual performance (if measurable). For a qualifying termination, the change in control value is to be paid at the normal time, while a CIC Non-Assumption would result in a shorter period to make payment. In the event the NEO terminates due to death or disability following a change in control, the change in control value shall be prorated.
LTIP awards are also credited with any dividend equivalents from the grant date.
(5)Continued Health Care Benefits – Under the Severance Plan, our NEOs, if involuntarily terminated without “cause” or, following a “change in control,” terminates for “good reason” (as those terms are defined in the Severance Plan), would receive medical, dental and vision insurance under arrangements in which the NEO and/or the NEO’s dependents participated immediately prior to the date of termination, at no greater monthly premium cost to the NEO. These benefits shall continue for the same number of months that the cash severance benefit is determined for the NEO. The Company’s obligation to continue medical, dental and vision coverage terminates at the end of the severance period or, if earlier, when an NEO is employed by another party and is eligible for such coverage.
CEO PAY RATIO
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Sarvadi, the CEO, to the annual total compensation of our median employee.
As of December 31, 2023:
•The annual total compensation of our median corporate employee was $92,192; and
•The annual total compensation of the CEO, as reported in the Summary Compensation Table, was $8,010,011.
Based on this information, the ratio for 2023 of the annual total compensation for the CEO to the total annual compensation of our median employee was 87 to 1.
In order to determine this ratio, we first identified one of our employees as the median employee. We identified our median employee based on total annualized compensation paid during 2023 to all of our corporate employees, other than the CEO, who were employed by us on December 31, 2023. No cost of living adjustments were utilized in the compensation calculation. We did not include worksite employees in our calculations because our clients, who are unaffiliated third parties, determine the compensation of worksite employees.
After identifying the median employee, we calculated the annual total compensation of that employee using the same methodology used to calculate the compensation of our named executive officers in the Summary Compensation Table.
The ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules for identifying the median employee and determining the ratio. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio presented above may not be comparable to the pay ratio reported by other companies.
PAY VERSUS PERFORMANCE
The information provided below is mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, which require that we, among other things, report the amount of “compensation actually paid” to our NEOs for the fiscal years listed below. These amounts are calculated in accordance with applicable SEC rules, and do not reflect the actual amount of compensation earned, realized or paid to our NEOs during each applicable year.
The guiding principles of our compensation philosophy are that pay should be linked to performance and that the interests of our executives and stockholders should be aligned. Please refer to the Compensation Discussion and Analysis section for details regarding how the Compensation Committee links the compensation paid to our NEOs to our corporate performance.

Insperity	42	2024 Proxy Statement

					Value of Initial Fixed $100 Investment Based on:
Year (a)	Summary Compensation Table Total for PEO[1] ($) (b)	Compensation Actually Paid to PEO[2] ($) (c)	Average Summary Compensation Table Total for Non-PEO NEOs[3] ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs[2] ($) (e)	Total Shareholder Return (TSR)[4] ($) (f)	Peer Group Total Shareholder Return (TSR)[5] ($) (g)	Net Income[6] ($) (h)	Company Selected Measure (CSM) Adjusted EBITDA[7] ($) (i)
2023	8,010,011	5,857,449	2,047,796	1,782,442	150.11	121.22	171,382	353,630
2022	10,700,380	15,936,961	3,035,129	3,804,625	142.65	113.87	179,350	352,295
2021	9,624,154	13,826,504	2,754,388	3,770,647	145.44	152.43	124,080	254,946
2020	9,561,338	13,276,744	3,380,686	4,449,825	96.84	100.85	138,237	288,620
______________________________
1Mr. Sarvadi was our principal executive officer or “PEO” for each of the reported fiscal years. The dollar amounts reported in column (b) are the amounts reported for Mr. Sarvadi, for each corresponding year in the Total column of the Summary Compensation Table.
2The dollar amounts reported in column (c) and column (d) represent the amount of “compensation actually paid” to Mr. Sarvadi and to our non-PEO NEOs as a group, respectively, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually earned, realized or received. In accordance with these rules, the amounts reflected as Total Compensation in the Summary Compensation Table were adjusted as shown below:

Summary Compensation Table Total to Compensation Actually Paid Reconciliation
	Summary Compensation Total ($)	Less: Value of stock awards reported in Summary Compensation Table in the covered year ($)	Plus: Year-end fair value of outstanding and unvested equity awards granted in the year ($)	Plus (Less): Year-over-year change in fair value of outstanding and unvested equity awards granted in prior years[a] ($)	Plus (Less): Year-over-year change in fair value of equity awards granted in prior years that vested in the year ($)	Compensation Actually Paid ($)
PEO 2023	8,010,011	(6,544,828)	5,430,568	(1,922,830)	884,528	5,857,449
Non-PEO NEOs 2023	2,047,796	(1,293,580)	1,110,132	(263,523)	181,617	1,782,442
a Includes value of any dividend equivalents credited in the applicable year that are otherwise not reflected in the fair value of such award.
3The names of each of the NEOs included for these purposes in each applicable year were as follows: (a) for 2023 Messrs. Allison, Arizpe, Herink, and Sharp; (b) for 2022, Messrs. Allison, Arizpe, Herink, and Sharp; (c) for 2021, Messrs. Allison, Arizpe, Herink, and Sharp as well as Jay Mincks, our retired Executive Vice President of Sales and Marketing; and (d) for 2020, Messrs. Arizpe, Herink, Mincks, and Sharp. The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO NEO’s as a group in the Total column of the Summary Compensation Table.
4Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is the closing price on December 31, 2019.
5The Peer Group TSR used for this purpose is the S&P 1500 Composite Human Resource and Employment Services Index, which we also use in the stock performance graph required by Item 201(a) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 8, 2024 and our prior Form 10-K for the year ended December 31, 2022 filed with the SEC on February 9, 2023.
6Net Income is a GAAP financial measure. Please read our annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 8, 2024 and our prior Form 10-K for the year ended December 31, 2022 filed with the SEC on February 9, 2023.
7Adjusted EBITDA is a non-GAAP financial measure used by management to analyze the Company’s performance. Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) plus stock-based compensation, amortization of SaaS implementation costs and certain other predefined specified items. Please read Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures,” in our annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 8, 2024 and our prior Form 10-K for the year ended December 31, 2022 filed with the SEC on February 9, 2023 for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.
Relationship Between Compensation Actually Paid and Performance
The charts that follow depict the relationship of "compensation actually paid" (CAP) to our PEOs and non-PEO NEOs to (1) the TSR of the Company and its peer group (as described in footnote 6 to the table above), (2) the Company's net

Insperity	43	2024 Proxy Statement

income, and (3) the Company's annual non-GAAP Adjusted EBITDA. Pursuant to applicable regulations, CAP reflects adjustments to the fair value of equity awards during the years presented. Changes in our stock price and the projected and actual achievement of our performance goals greatly impact the total CAP reported for each year presented. For fiscal years 2020 to 2022, the decrease in CAP for our non-PEO NEOs was also a reflection of the retirement in 2021 of our long-time Executive Vice President of Sales and Marketing, Mr. Mincks; the addition of a less tenured executive, Mr. Allison as an NEO in 2021; and the cessation of Mr. Mincks as a reported NEO in 2022.
CAP Versus TSR
The following chart shows the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our non-PEO NEOs as a group, together with the Company’s cumulative TSR, and the Peer Group TSR of the S&P 1500 Composite Human Resource and Employment Services Index, for the applicable years.

CAP Versus TSR
$20
$15
$10
$5
$0
Compensation Actually Paid (in millions)
$180
$120
$60
$0
Total Shareholder Return
$13.3
$4.4
$13.8
$3.8
$15.9
$3.8
$5.9
$1.8
$100.85
$96.84
$152.43
$145.44
$142.65
$113.87
$150.11
$121.22
2020
2021
2022
2023
CAP to PEO
Avg CAP to Other NEOs
Insperity TSR
S&P Composite 1500 - Human Resource & Employment Index

Insperity	44	2024 Proxy Statement

CAP Versus Net Income
The following chart shows the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our non-PEO NEOs as a group, together with the Company’s net income for the applicable years. Although the Company does not use net income as a performance measure in the overall executive compensation program, the Company believes net income is correlated with non-GAAP adjusted EBITDA and EBITDAIC, which represent the largest components of NEO compensation.

CAP Versus Net Income
$20
$15
$10
$5
$0
Compensation Actually Paid (in millions)
$180
$120
$60
$0
Net Income (in millions)
$138.2
$124.1
$179.4
$171.4
$13.3
$13.8
$15.9
$5.9
$4.4
$3.8
$3.8
$1.8
2020
2021
2022
2023
CAP to PEO
Avg CAP to Other NEOs
Net Income

Insperity	45	2024 Proxy Statement

CAP Versus Adjusted EBITDA
The following chart shows the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our non-PEO NEOs as a group, together with the Company’s non-GAAP Adjusted EBITDA for the applicable years. The Company selected non-GAAP Adjusted EBITDA as our CSM as it represents the largest component of our LTIP and NEO compensation.

CAP Versus Adjusted EBITDA
Compensation Actually Paid (in millions)
Adjusted EBITDA (in millions)
$0
$5
$10
$15
$0
$100
$200
$300
$400
$13.3
$4.4
$13.8
$3.8
$15.9
$3.8
$5.9
$1.8
$288.6
$254.9
$352.3
$353.6
2020
2021
2022
2023
CAP to PEO
Avg CAP to Other NEOs
Adjusted EBITDA

List of Most Important Performance Measures
The measures most important in determining NEO pay in 2023 were those used in our long-term and short-term incentive programs.
•Adjusted EBITDA (financial performance measure)
•Adjusted EBITDAIC (financial performance measure)
•Relative TSR (financial performance measure)
•Growth in Number of Traditional Employment Employees (WX Employee Growth) (non-financial performance measure)
•Growth in Average WSEEs Paid (non-financial performance measure)
DIRECTOR COMPENSATION
We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. Our non-employee directors were compensated for 2023 as shown in the table below and are also reimbursed for reasonable expenses incurred in serving as a director. All compensation, except for reimbursement of actual expenses, can be taken in cash or our common stock, at the director’s option. Directors who are our employees receive no additional compensation for serving on the Board. In 2023, directors were entitled to the following compensation:

Insperity	46	2024 Proxy Statement

	Board	Compensation Committee	Finance, Risk Management and Audit Committee	Nominating and Corporate Governance Committee	Lead Independent Director	Commonality, Equality, & Cohesion Board Liaison
Annual Retainers	$80,000	$10,000	$15,000	$5,000	$35,000	$35,000
Annual Committee Chair Fees	N/A	$15,000	$25,000	$15,000	N/A	N/A
On the date of each Annual Meeting of Stockholders, each non-employee director receives an annual director award of unrestricted shares of our common stock. For 2023, the aggregate fair market value of this award was $175,000, which was determined based on the closing price of our common stock on the date prior to the date of grant. The awards are rounded up to the next higher whole share amount in the case of a fractional share amount. Each person who is initially appointed or elected as a director of the Company receives an initial director award comprised of a pro-rated portion of the annual director award.
The Compensation Committee reviewed a report prepared by FW Cook benchmarking director compensation for the Company’s compensation peer group. After review and consideration of FW Cook’s recommendations, the Compensation Committee recommended, and in November 2023, the Board approved, an amendment to the Company’s Directors Compensation Plan for 2024 that increased the annual Board retainer to $85,000, increased the annual cash retainer for the Lead Independent Director to $42,500; and increased the aggregate fair market value of the annual director award of unrestricted shares of our common stock to $190,000.
DIRECTORS’ COMPENSATION TABLE
The table below summarizes the compensation paid by us to our non-employee directors during the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)	All Other Compensation ($)	Total ($)
Timothy T. Clifford	145,000	178,507	—	—	323,507
Eli Jones[2]	227,917	178,507	—	—	406,424
Carol R. Kaufman	110,000	178,507	—	—	288,507
John L. Lumelleau	95,000	178,507	—	—	273,507
Ellen H. Masterson	120,000	178,507	—	—	298,507
Randall Mehl	90,000	178,507	—	—	268,507
John M. Morphy	95,000	178,507	—	—	273,507
Latha Ramchand	95,000	178,507	—	—	273,507
Richard G. Rawson	80,000	178,507	—	—	258,507
_________________________
1Represents the dollar amount recognized for financial statement reporting purposes with respect to 2023 for the fair value of stock awards made to directors during 2023, based on the closing price of our common stock on the date of grant. The annual and initial director equity awards do not contain vesting or other restrictions, therefore Insperity recognizes the entire fair value for financial statement reporting purposes in the year that the grant is made.
2Fees earned or paid in cash for Mr. Jones includes a one-time special award of $115,000 in recognition of his extraordinary efforts in his capacity as an independent director in support of the Company’s CEC efforts, as well as the retainers for the board liaison position and for the period during which he served as a member of the Compensation Committee.
REPORT OF THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE
The Finance, Risk Management and Audit Committee (“FRMA Committee”) has been appointed by the Board to assist the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes, and audits of the financial statements of the Company. We operate under a written charter adopted by the Board and reviewed annually by us. We have furnished the following report for 2023.
We have reviewed and discussed the Company’s consolidated audited financial statements as of and for the year ended December 31, 2023, with management and the independent auditor, which was Ernst & Young LLP. We discussed with

Insperity	47	2024 Proxy Statement

Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC, Communications with Audit Committees, as currently in effect.
The FRMA Committee is directly responsible for the appointment, compensation, retention and oversight of the work of Ernst & Young LLP. The FRMA Committee engages in an annual evaluation of the independent auditing firm’s qualification, performance, independence, tenure and work quality as part of its decision as to whether the current firm should be retained for the upcoming year’s audit. The FRMA Committee discussed with Ernst & Young LLP the overall scope and plan for their audits and met with the firm throughout the year, with and without management present, to monitor the firm’s progress and results obtained from their audits.
The FRMA Committee received from Ernst & Young LLP a formal written letter describing all relationships between the firm and the Company, including persons in financial oversight roles at the Company, that may reasonably be thought to bear on the auditors’ independence consistent with Independent Standards Board Standard No. 1. The FRMA Committee also discussed with Ernst & Young LLP any relationships that might impact their objectivity and independence, and approved in advance all audit and permitted non-audit services to be provided. The FRMA Committee concluded that Ernst & Young LLP’s provision of other permitted non-audit services to the Company is compatible with Ernst & Young LLP’s independence.
Based on our reviews and discussions referred to above, we recommended that the Board include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE
Ellen H. Masterson, Chairperson
John L. Lumelleau
John M. Morphy
Latha Ramchand
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Finance, Risk Management and Audit Committee has adopted a statement of policy and procedures with respect to related party transactions covering the review, approval or ratification of transactions involving the Company and “Related Parties” (generally, directors and executive officers and their immediate family members and 5% stockholders). The policy currently covers transactions in which the Company and any Related Party are participants and, with respect to Related Parties who are executive officers, also have a material interest. The policy generally requires that the Finance, Risk Management and Audit Committee conduct a reasonable prior review and oversight of all such transactions, including any material amendment to any such prior transaction. Under the policy, prior to entering into a related party transaction, full disclosure of the surrounding facts and circumstances relating to the transaction must be made to the Finance, Risk Management and Audit Committee, which will approve such transaction only if it is in, or is not inconsistent with, the best interests of the Company and our stockholders. In the event a transaction is not identified as a related party transaction in advance, it will be submitted promptly to the Finance, Risk Management and Audit Committee or the chairperson thereof, and such committee or chairperson, as the case may be, will evaluate the transaction and evaluate all options, including but not limited to ratification, amendment or termination of the transaction.
In addition and as part of the Company’s processes to monitor related party transactions, each director and named executive officer annually completes a questionnaire that requests disclosure of information not previously provided concerning transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.
A significant component of our marketing strategy is the title sponsorship of the Insperity InvitationalTM golf tournament, a Champions PGA tour event held annually in The Woodlands, Texas, a suburb of Houston. Consistent with other PGA golf tournaments, the Insperity Invitational golf tournament benefits and is managed by a non-profit organization, Greater Houston Golf Charities (“GHGC”). In connection with our sponsorship, Mr. Jay E. Mincks, our former Executive Vice President of Sales and Marketing, serves as chairman of GHGC, a non-compensatory position. During 2023, the Company paid GHGC $4.4 million in sponsorship and tournament related expenses, as well as an additional $1.5 million in other event sponsorships and charitable contributions, including to certain non-profit organizations on which Messrs. Sarvadi or Rawson serve as a member of the board of directors.

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We provide PEO-related services to certain entities that are owned by, or have board members that are, related parties. These related parties include Ms. Ellen H. Masterson, Mr. Richard G. Rawson and Mr. Paul J. Sarvadi or members of their families. The PEO service fees paid by such entities are within the pricing range of other unrelated clients of ours. During 2023, such client companies paid the Company the following service fees, which are presented net of the associated payroll costs:

Related Party	Net Service Fees	/	(Payroll Costs)
Ms. Masterson (one client company)	$323,478		$(1,539,859)
Mr. Clifford (one client company)	$93,710		$(762,024)
Mr. Rawson (four client companies)	$1,095,368		$(4,968,355)
Mr. Sarvadi (three client companies)	$728,376		$(1,481,703)
During 2023, certain non-executive corporate employees were family members of certain Related Parties. Total salaries, commissions and incentive compensation paid during 2023 to family members of Mr. Arizpe were $1,118,066 (four corporate employees).
In 2023, Mr. Sarvadi and Dr. Jones published the book titled Making Differences Work, which underlies the Company’s CEC efforts. Dr. Jones provided oversight and guidance in his capacity as an independent director to support and validate management’s approach to the initiatives set forth in the book, including conducting interviews of corporate employees and conducting research on the Company. In August 2023, we entered into a Book Licensing Agreement with Mr. Sarvadi and Dr. Jones pursuant to which, among other things, Mr. Sarvadi, Dr. Jones and Insperity cross-licensed certain intellectual property related to the book. In addition, pursuant to the Book Licensing Agreement, we also reimbursed Mr. Sarvadi approximately $80,000 in connection with his out-of-pocket costs incurred to publish, print, and distribute an advance copy of the book to our corporate employees and certain other individuals working with our Company in order for the Company to use the book for its internal training purposes. Further, the Company is authorized to purchase up to 40,000 copies of the book either directly from Mr. Sarvadi or from the publisher at the cost to Mr. Sarvadi. As of March 27, 2024, the Company had purchased 1,350 copies of the book from Mr. Sarvadi at $6.52 per book, which is the cost of the book to Mr. Sarvadi.
In the ordinary course of business, we occasionally charter private aircraft from a third-party air charter company, which also leases and operates aircraft owned by Mr. Sarvadi. Pursuant to a corporate policy, when we charter the aircraft owned by Mr. Sarvadi, we pay an hourly rate plus certain trip expenses, which we believe is below the market rate for similar aircraft. The hourly rate generally includes amounts related to cost to operate the aircraft per hour, such as fuel, pilot compensation, and maintenance. Mr. Sarvadi is generally responsible for paying the actual costs himself. During 2023, we paid a total of $752,838 to the charter company, which is comprised of the hourly rate plus expenses, in connection with our usage of Mr. Sarvadi’s aircraft. Mr. Sarvadi’s interest is equal to 85% of the hourly rate paid, or $518,463.
PROPOSAL NUMBER 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with an opportunity to make a non-binding recommendation on the compensation of our NEOs. This proposal, commonly referred to as “say-on-pay”, provides stockholders an opportunity to provide an overall assessment of the compensation of our NEOs rather than focus on any specific item of compensation. The advisory vote is a non-binding vote on the compensation of our NEOs, which is described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Although the results of the vote on this proposal are not binding on the Board, the Board and Compensation Committee value stockholders’ opinions and will take the results into account when determining the future compensation of our NEOs. At the 2023 Annual Meeting of Stockholders, a substantial majority of the votes, over 89%, were cast in favor of our NEO compensation.
As set forth in the “Compensation Discussion and Analysis” section of this proxy statement, our Compensation Committee structured the compensation of our NEOs to emphasize our pay-for-performance philosophy. Our compensation program is designed to attract and retain key executives responsible for our success and to provide motivation for both achieving short-term business goals and enhancing long-term stockholder value. Please read the “Compensation Discussion and Analysis” section for additional details.

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We have embedded features in our overall compensation programs which are aligned with the objectives of our business and designed to strengthen the link between the interests of our executive officers and those of our stockholders. Following is a summary of compensation practices that we have adopted and a list of pay practices that we avoid.
What Insperity has:

✓	Compensation program emphasizing variable and at-risk compensation with at least 74% of each NEO’s target compensation tied to annual bonus and long-term incentives
✓	Long-term incentive (“LTI”) program prioritizing performance-based LTI with 65% of the CEO’s and, on average, 48% of the other NEO’s LTI mix in performance-based LTI
✓	Stock ownership guidelines requiring the CEO to hold shares equal to five times base salary, other executive officers to hold shares of three times or one and one-half times base salary, depending on the executive tier level established by the Compensation Committee, and non-employee directors to hold shares equal to five times the annual cash retainer
✓	Clawback policy for incentive compensation paid to current and former executive officers, consistent with NYSE listing standards, in addition to a broad-based recoupment policy applicable to all other employees
✓	Minimum vesting period of one year for grants of restricted stock, restricted stock units and phantom shares awards, stock options, stock appreciation rights, and performance awards, with limited exceptions for a maximum of 5% of authorized shares for issuance under the Incentive Plan and for terminations due to death, disability, retirement or change in control
✓	Double trigger requirement for vesting of NEO and executive officer equity awards that provides for equity acceleration only in the event of a qualifying termination following a change in control
✓	Hedging policy prohibiting employees and directors from engaging in hedging transactions involving shares of our common stock
✓	Pledging policy prohibiting employees and directors from engaging in pledging transactions involving shares of our common stock that would be considered significant by the Board
✓	A lead independent director
✓	Compensation Committee composed entirely of outside, independent directors
✓	Independent compensation consultant hired by, and reporting directly to, the Compensation Committee
What Insperity does not have:

✗	Employment agreements with NEOs or other executive officers
✗	Executive pension or other similar retirement or supplemental benefits
✗	Single trigger change in control agreements for NEOs or other executive officers
✗	Tax gross-ups in the event of a change in control
✗	Medical coverage for retirees
✗	Excessive benefits and perquisites
Stockholders are being asked to vote on the following resolution:
“RESOLVED, that the compensation paid to Insperity’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
The Board recommends that stockholders indicate their support by selecting “FOR” when voting on our executive compensation program. While the results of the advisory vote are non-binding, the Board and Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
At the 2023 Annual Meeting of Stockholders, our stockholders recommended, by advisory vote, a one-year frequency of future advisory votes on executive compensation. In accordance with these results, we intend to hold this vote annually until the next required advisory vote on the frequency of stockholder votes on the compensation of named executive officers, which we expect to hold no later than our 2029 Annual Meeting of Stockholders.

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The Board recommends that you select “FOR” the adoption of the resolution approving the compensation of the Company’s NEOs. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.
PROPOSAL NUMBER 3:
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF CERTAIN OFFICERS OF THE COMPANY FROM PERSONAL LIABILITY UNDER CERTAIN CIRCUMSTANCES AS ALLOWED BY DELAWARE LAW
The Board has approved, and recommends your approval of, an amendment and restatement of the Company’s Certificate of Incorporation, as heretofore amended or supplemented (the “Existing Certificate of Incorporation”). The amendment and restatement of the Existing Certificate of Incorporation (the “A&R Certificate of Incorporation”) would authorize the exculpation of certain officers of the Company in limited circumstances as allowed by Delaware law.
Background
The General Corporation Law of the State of Delaware has long permitted Delaware corporations to exculpate directors from certain liabilities, and the Existing Certificate of Incorporation has included such an exculpatory provision. Until recent changes to the General Corporation Law of the State of Delaware were enacted, Delaware corporations were not able to provide similar protection to officers. Effective August 1, 2022, the State of Delaware enacted legislation (the “DGCL Amendment”) that permits Delaware corporations to limit the personal monetary liability of certain of their officers in limited circumstances related to a breach of the duty of care. In light of this update, the Company is proposing to add a new Article Eleventh to its Certificate of Incorporation to authorize exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. The DGCL Amendment only permits, and our proposed A&R Certificate of Incorporation would only permit, exculpation of certain officers of the Company for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company), including class actions, and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.
This description of the proposed A&R Certificate of Incorporation is a summary and is qualified by the full text of the proposed A&R Certificate of Incorporation of the Company, which is attached to this proxy statement as Appendix A. You should read Appendix A in its entirety before making a decision as to how to vote your shares in connection with Proposal 3.
Rationale
The Board believes it is appropriate to provide protection to certain of the Company’s officers to the fullest extent permitted by Delaware law. Under the proposed A&R Certificate of Incorporation, the exculpation rights of our officers would be similar to, but more limited than, the protections available to our directors. In recent years, plaintiffs have employed a tactic of bringing claims against officers of a corporation, in addition to directors, to heighten settlement leverage or improve settlement value. Such claims would typically be dismissed against the directors entitled to exculpation rights under their corporation's charter, but not the officers. The nature of the officer role often requires officers to make difficult decisions on crucial matters, frequently on a time-sensitive basis. The proposed A&R Certificate of Incorporation would enable our officers to exercise their business judgment in furtherance of the interests of the Company and its stockholders without the potential for distraction posed by the risk of personal liability. In addition, some of our peer companies have already adopted, and the Board expects other peer companies to adopt, exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed A&R Certificate of Incorporation could impact our recruitment and retention of officers. Therefore, the adoption of the proposed A&R Certificate of Incorporation could benefit our stockholders by reducing threatened litigation and related costs, helping to control insurance costs, and enhancing recruiting and retention of skilled officers. The Board believes that the limited scope of the exculpation provided to certain officers under the DGCL Amendment and the proposed A&R Certificate of Incorporation strikes an appropriate balance between stockholders’ interest in accountability of our officers and their interest in the benefits provided to the Company be the proposed A&R Certificate of Incorporation. Accordingly, the Board believes that the proposal to extend exculpation to certain officers is in the best interests of the Company and its stockholders.
The proposed A&R Certificate of Incorporation is not being proposed in response to any specific resignation, threat of resignation, or refusal to serve by any officer, or as a result of any pending litigation.

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Required Affirmative Vote
If the votes cast in person or by proxy at the 2024 Annual Meeting of Stockholders in favor of this Proposal 3 represent at least a majority of the outstanding shares of stock of the Company, this Proposal will be approved by the Company’s stockholders, and the A&R Certificate of Incorporation will be effective immediately upon its filing with the Secretary of State of the State of Delaware, which we intend to do promptly after stockholder approval is obtained. If this Proposal 3 is not approved by the stockholders, the A&R Certificate of Incorporation will not be filed with the Secretary of State of the State of Delaware and will not become effective, and the Company’s Existing Certificate of Incorporation will remain unchanged.

The Board recommends that stockholders vote “FOR” the approval of the amendment and restatement of the Company’s Certificate of Incorporation to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

PROPOSAL NUMBER 4:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Finance, Risk Management and Audit Committee has appointed the firm of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2024. If our stockholders do not ratify the appointment of Ernst & Young, then the Finance, Risk Management and Audit Committee will reconsider the appointment and may or may not consider the appointment of another independent registered public accounting firm for the Company for 2024 or future years. Ernst & Young has served as our independent registered public accounting firm since 1991. Representatives of Ernst & Young are expected to be present at the 2024 Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.
Fees of Ernst & Young
Ernst & Young’s fees for professional services totaled $2,019,010 in 2023 and $1,698,694 in 2022. During 2023 and 2022, Ernst & Young’s fees for professional services included the following:
•Audit Fees — fees for audit services, which relate to the consolidated audit, internal control audit in compliance with Sarbanes-Oxley Section 404, quarterly reviews, subsidiary audits and related matters, were $1,664,171 in 2023 and $1,399,489 in 2022.
•Audit-Related Fees — fees for audit-related services, which consisted primarily of the SOC 1 Report, the retirement plan audits, and quarterly agreed-upon procedures, were $350,839 in 2023 and $294,705 in 2022.
•Tax Fees — there were no fees for tax services in 2023 or in 2022.
•All Other Fees — there were fees of $4,000 in 2023 and $4,500 in 2022, which were annual subscription fees for Insperity’s use of Ernst and Young’s online research databases and other research tools.
The Finance, Risk Management and Audit Committee reviewed the non-audit services provided to us by Ernst & Young and considered whether the provision of such services was compatible with Ernst & Young maintaining its independence.
Finance, Risk Management and Audit Committee Pre-Approval Policy for Audit and Non-Audit Services
The Finance, Risk Management and Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by the independent auditor. Unless a service proposed to be provided by the independent auditors has been pre-approved by the Finance, Risk Management and Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Finance, Risk Management and Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection

Insperity	52	2024 Proxy Statement

with any pre-approval of services, the independent auditor is required to provide detailed back-up documentation concerning the specific services to be provided.
The Finance, Risk Management and Audit Committee may delegate pre-approval authority to one or more of its members, including a subcommittee of the Finance, Risk Management and Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval actions taken by them to the Finance, Risk Management and Audit Committee at its next scheduled meeting. The Finance, Risk Management and Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent auditor.
None of the services related to the Audit-Related Fees or Other Fees described above was approved by the Finance, Risk Management and Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.
Required Affirmative Vote
If the votes cast in person or by proxy at the 2024 Annual Meeting of Stockholders in favor of this proposal exceed the votes cast opposing the proposal, the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2024, will be ratified. If the appointment of Ernst & Young is not ratified, the Finance, Risk Management and Audit Committee will reconsider the appointment.

The Board and the Finance, Risk Management and Audit Committee recommend that stockholders vote “FOR” the ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

ADDITIONAL INFORMATION
Delivery of Proxy Statement
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers and our transfer agent with account holders who are Insperity stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker and direct your written request to Insperity, Inc., Attention: Investor Relations Administrator, 19001 Crescent Springs Drive, Kingwood, Texas 77339, or contact the Investor Relations Administrator at 1-844-677-8332. We will promptly deliver a separate copy to you upon request.
Stockholder Proposals and Director Nominations for 2024 Annual Meeting of Stockholders
In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2024 Annual Meeting of Stockholders, we must have received notice between the dates of January 23, 2024 and February 22, 2024 in accordance with our Bylaws. We received no such notice, and no stockholder director nominations or proposals will be presented at the 2024 Annual Meeting of Stockholders.
Stockholder Proposals for Inclusion in Our 2025 Proxy Statement
Any proposal of a stockholder intended to be considered for inclusion in our proxy statement for the 2025 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on December 19, 2024 and otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with our Bylaws. If we change the date of the 2025 Annual Meeting of Stockholders by more than 30 days from the anniversary date of the 2024 meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2025 Annual Meeting of Stockholders. Our Bylaws also contain additional requirements, which are described in the next section.

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Stockholder Director Nominations and Proposals for 2025 Annual Meeting of Stockholders
Our Bylaws require timely advance written notice of stockholder nominations of director candidates and stockholder proposals. Notice of stockholder nominations or proposals will be considered timely for the 2025 Annual Meeting of Stockholders if we receive it not earlier than the close of business on January 21, 2025, and not later than the close of business on February 20, 2025. However, if the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary date of the 2024 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered or received not earlier than the close of business on the 120th day nor later than the close of business on the later of (1) the 90th day prior to the date of the 2024 Annual Meeting of Stockholders or (2) if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which notice of such meeting was mailed to stockholders or the day on which such public disclosure was made.
For director nominations, our Bylaws also require that such written notice set forth: (1) for each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; and (2) as to such stockholder: (a) the name and address, as they appear on the Company’s books, of such stockholder; (b) the class and number of shares of our common stock that are beneficially owned by such stockholder; and (c) a description of all agreements, arrangements or understandings between such stockholder and each such person that such stockholder proposes to nominate as a director and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. Stockholders are also advised to review our Bylaws regarding the requirements for submitting director nominations. Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act by March 25, 2024.
In addition, for stockholder proposals, our Bylaws require that the written notice set forth as to each matter such stockholder proposes to bring before the Annual Meeting of Stockholders: (1) a brief description of the business desired to be brought before the Annual Meeting of Stockholders; (2) the reasons for conducting such business at the Annual Meeting of Stockholders; (3) the name and address, as they appear on the Company’s books, of such stockholder; (4) the class and number of shares of our common stock that is beneficially owned by such stockholder; and (5) any material interest of such stockholder in such business. Stockholders are also advised to review our Bylaws regarding the requirements for submitting proposals.
FINANCIAL INFORMATION
A copy of the Company’s annual report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Investor Relations Administrator, Insperity, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.
By Order of the Board of Directors
Christian P. Callens
Senior Vice President of Legal,
General Counsel and Secretary
April 11, 2024
Kingwood, Texas

Insperity	54	2024 Proxy Statement

Appendix A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INSPERITY, INC.

Insperity, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

The Corporation was originally incorporated under the name of Administaff of Delaware, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 9, 1995. The Corporation further certifies that this Amended and Restated Certificate of Incorporation restates and integrates, and further amends, the provisions of the Corporation’s Certificate of Incorporation, as heretofore amended or supplemented, and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

The Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the corporation (hereinafter referred to as the “Corporation”) is: Insperity, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington 19808, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 140,000,000, of which 20,000,000 shares shall be Preferred Stock, par value $0.01 per share, and 120,000,000 shares shall be Common Stock, par value $0.01 per share.

A.Preferred Stock. (1) The Preferred Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock of each series shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (herein called the “Directors’ Resolution”). The Directors’ Resolution as to any series shall (a) designate the series, (b) fix the dividend rate, if any, of such series, the payment dates for dividends on shares of such series and the date or dates, or the method of determining the date or dates, if any, from which dividends on shares of such series shall be cumulative, (c) fix the amount or amounts payable on shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (d) state the price or prices or rate or rates, and adjustments, if any, at which, the time or times and the terms and conditions upon which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holder or holders of shares of such series or upon the occurrence of a specified event, and state whether such shares may be redeemed for cash, property or rights, including securities of the Corporation or another entity; and such Directors’ Resolution may (i) limit the number of shares of such series that may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and specify the terms and conditions governing the operations of any such fund, (iii) grant voting rights to the holders of shares of such series, provided that each share shall not have more than one vote per share, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, (vi) state the time or times, the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such series
1

may be made convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the occurrence of a specified event, shares of any other class or classes or of any other series of Preferred Stock or any other class or classes of stock or other securities of the Corporation, and (vii) grant such other special rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors, to the extent not inconsistent with this Article FOURTH and to the full extent now or hereafter permitted by the laws of the State of Delaware.

(2)    Except as by law expressly provided, or except as may be provided in any Directors’ Resolution, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders of the Corporation.

(3)    Preferred Stock that is redeemed, purchased or retired by the Corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any Directors’ Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.

B.Common Stock. All shares of the Common Stock of the Corporation shall be identical and except as otherwise required by law or as otherwise provided in the Directors’ Resolution or Resolutions, if any, adopted by the Board of Directors with respect to any series of Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one vote.

FIFTH: The number of directors constituting the Board of Directors shall be fixed as specified in the Bylaws of the Corporation, but shall not be less than three or more than 15. The directors shall be divided into three classes, designated Class I, Class II and Class III. The initial term for directors in Class I shall expire at the annual meeting of stockholders to be held in 1996; the initial term for directors in Class II shall expire at the annual meeting of stockholders to be held in 1997; and the initial term for directors in Class III shall expire at the annual meeting of stockholders to be held in 1998. Each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

At the expiration of the initial term of each class of directors, and of each succeeding term of each class, each class of directors shall be elected to serve until the annual meeting of stockholders held three years from such expiration and until their successors are elected and qualified or until their earlier death, resignation, removal or retirement. Any increase or decrease in the number of directors constituting the Board shall be apportioned among the classes so as to maintain the number of directors in each class as near as possible to one-third the whole number of directors as so adjusted. Any director elected or appointed to fill a vacancy shall hold office for the remaining term of the class to which such directorship is assigned. No decrease in the number of directors constituting the Corporation’s Board of Directors shall shorten the term of any incumbent director. Any vacancy in the Board of Directors, whether arising through death, resignation or removal of a director, or through an increase in the number of directors of any class, shall be filled by the majority vote of the remaining directors. The Bylaws may contain any provision regarding classification of the Corporation’s directors not inconsistent with the terms hereof.

A director of the Corporation may be removed only for cause and only upon the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at an election of directors, subject to further restrictions on removal, not inconsistent with this Article FIFTH, as may be contained in the Bylaws.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.The Board of Directors is authorized to alter, amend or repeal the Bylaws or adopt new Bylaws of the Corporation. The stockholders shall not repeal or change the Bylaws of the Corporation unless such repeal or change is approved by the affirmative vote of the holders of not less than 66 2/3 % of the total voting power of
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all shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this paragraph A as a single class.

B.Election of directors need not be by written ballot unless the Bylaws so provide.

C.In addition to the powers herein or by statute expressly conferred upon the Corporation’s directors, the Corporation’s directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

D.No action shall be taken by the stockholders except at an annual or special meeting with prior notice and a vote. No action shall be taken by the stockholders by written consent.

SEVENTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

EIGHTH: The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights (the “Rights”) entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:

A.The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights.

B.Provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation.

C.Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation’s securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights.

D.Provisions that deny the holder of a specified percentage of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void.

E.Provisions that permit the Corporation to redeem the Rights.

F.The appointment of a Rights Agent with respect to the Rights.

NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, provided, however, that this Article NINTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any facts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or
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limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

TENTH: The provisions set forth in this Article TENTH and Articles FIFTH, SIXTH, EIGHTH and NINTH hereof may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than 66 2/3 percent of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article TENTH as a single class The voting requirements contained in this Article TENTH and in Article SIXTH hereof shall be in addition to voting requirements imposed by law, other provisions of this Certificate of Incorporation or any designation of preferences in favor of certain classes or series of shares of capital stock of the Corporation.

ELEVENTH: No officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such officer as an officer, provided, however, that this Article ELEVENTH shall not eliminate or limit the liability of an officer to the extent provided by applicable law (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the officer derived an improper personal benefit or (iv) for an officer in any action by or in the right of the Corporation. No amendment to or repeal of this Article ELEVENTH shall apply to, or have any effect on, the liability or alleged liability of any officer of the Corporation for or with respect to any facts or omissions of such officer occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

[Signature page follows.]
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IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed this ____ day of _______, 2024.

INSPERITY, INC.

By:
Name:
Title:
[Signature Page to Amended and Restated Certificate of Incorporation]

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/NSP** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-813-1448** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Insperity, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 4, 2024

DATE: Tuesday, May 21, 2024
TIME: 1:30 PM, Central Time
PLACE: Meeting to be held at Insperity Corporate Headquarters - Centre I Auditorium
19001 Crescent Springs Dr., Kingwood, Texas 77339

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Douglas S. Sharp and Christian P. Callens (the "named proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Insperity, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS IN ITEM 1, AND "FOR" THE PROPOSALS IN ITEMS 2, 3, AND 4. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. Unless you vote via telephone or internet, the named proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Insperity, Inc.

2024 Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ALL DIRECTORS LISTED BELOW AND FOR ON PROPOSALS 2, 3, AND 4

PROPOSALS	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. Election of Directors				
	FOR	AGAINST	ABSTAIN	
1.01 Carol R. Kaufman (Class II)	☐	☐	☐	FOR
1.02 John L. Lumelleau (Class II)	☐	☐	☐	FOR
1.03 Paul J. Sarvadi (Class II)	☐	☐	☐	FOR
	FOR	AGAINST	ABSTAIN	
2. Advisory vote to approve the Company's executive compensation ("say on pay")	☐	☐	☐	FOR
3. Approval of the amendment and restatement of the Company's Certificate of Incorporation to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law.	☐	☐	☐	FOR
4. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐	FOR

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations or other entities should provide full name of corporation or other entity and title of authorized person signing the Proxy/Vote Form.

Signature (and Title if applicable) ________ Date ________ Signature (if held jointly) ________ Date ________